Exhibit 10.1

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2016-1,

as Issuer,

CALIFORNIA REPUBLIC FUNDING, LLC,

as Depositor,

CALIFORNIA REPUBLIC BANK,

as Seller, Servicer, Administrator and Custodian,

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

SALE AND SERVICING AGREEMENT

Dated as of March 1, 2016

TABLE OF CONTENTS

Page
ARTICLE ONE

DEFINITIONS

Section 1.01. Capitalized Terms; Rules of Usage	1
Section 1.02. Calculations of Interest	1

ARTICLE TWO

CONVEYANCE OF RECEIVABLES; BOOKS AND RECORDS;
PROVISIONS FOR CLOSING

Section 2.01. Conveyance of the Receivables	2
Section 2.02. Ownership and Possession of Receivable Files	2
Section 2.03. Books and Records; Intention of the Parties	2

ARTICLE THREE

THE CONVEYED ASSETS

Section 3.01. Representations and Warranties of the Seller; Assignment of Representations and Warranties by the Depositor	4
Section 3.02. Representations and Warranties of the Depositor	4
Section 3.03. Repurchase of Receivables Upon Breach	5
Section 3.04. Dispute Resolution	6
Section 3.05. Appointment of Custodian; Custody and Delivery of Receivable Files	9
Section 3.06. Duties of Servicer as Custodian	9
Section 3.07. Instructions; Authority to Act	11
Section 3.08. Custodian’s Indemnification	11
Section 3.09. Effective Period and Termination	11
Section 3.10. Risk Retention	12

ARTICLE FOUR

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01. Duties of Servicer	13
Section 4.02. Collection of Payments on Receivables; Receivable Modifications	14
Section 4.03. Realization upon Receivables	15
Section 4.04. Physical Damage Insurance	16
Section 4.05. Maintenance of Security Interests in Financed Vehicles; Other Amounts	16

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EXHIBITS

This SALE AND SERVICING AGREEMENT, dated as of March 1, 2016 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2016-1, a Delaware statutory trust (the “Issuer”), CALIFORNIA REPUBLIC FUNDING, LLC, a Delaware limited liability company (the “Depositor”), CALIFORNIA REPUBLIC BANK, a California corporation authorized to transact a banking business (“CRB”), as servicer (in such capacity, the “Servicer”), as seller (in such capacity, the “Seller”), as administrator (in such capacity, the “Administrator”) and as custodian (in such capacity, the “Custodian”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase from the Depositor a portfolio of motor vehicle retail installment sale contracts and installment loans and related rights;

WHEREAS, the Depositor is willing to sell and assign to the Issuer the assets described in the preceding paragraph; and

WHEREAS, CRB, as Servicer, is willing on behalf of the Issuer to service such motor vehicle retail installment sale contracts and installment loans and related rights.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Capitalized Terms; Rules of Usage. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A. Appendix A also contains rules as to usage applicable to this Agreement.

Section 1.02. Calculations of Interest. Collections of interest on the Receivables will be calculated in accordance with the Simple Interest Method.

ARTICLE TWO

CONVEYANCE OF RECEIVABLES; BOOKS AND RECORDS;

PROVISIONS FOR CLOSING

Section 2.01. Conveyance of the Receivables.

(a) In consideration for the Issuer’s delivery to or upon the order of the Depositor of the Notes and the Certificates resulting in an increase in the residual value of the equity interest in the Issuer owned by the Depositor, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and conditions of this Agreement, each and all of the following (collectively, the “Depositor Conveyed Assets”):

(i) all right, title and interest of the Depositor in and to the Conveyed Assets;

(ii) all of the Depositor’s rights under the Receivables Purchase Agreement, including the representations of the Seller made therein and the Depositor’s right to enforce a breach of any such representation made with respect to any Conveyed Assets; and

(iii) all proceeds of the foregoing.

(b) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Depositor Conveyed Assets transferred on such date, including all right, title and interest of the Depositor in and to the Depositor Conveyed Assets, receipt of which is hereby acknowledged by the Issuer. Concurrent with such delivery, as of the Closing Date and pursuant to the Indenture the Issuer pledges and/or assigns the Depositor Conveyed Assets and the other Collateral to the Indenture Trustee as security for the Notes.

Section 2.02. Ownership and Possession of Receivable Files. The ownership of the contents of the Receivable Files shall be vested in the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, as of the Closing Date, although possession of the Receivable Files on behalf of and for the benefit of the Noteholders shall remain with the Custodian.

Section 2.03. Books and Records; Intention of the Parties.

(a) The books and records for each Receivable have been clearly marked to reflect, as of the Closing Date, (i) the ownership of each Receivable by the Issuer and (ii) the pledge of the each Receivable by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

(b) It is the intention of the parties hereto that, for non-tax purposes, the transfer and assignment of the Depositor Conveyed Assets and the other Collateral on the Closing Date constitutes an absolute sale (and not a pledge to secure debt or other obligations of the Depositor)

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of the Depositor Conveyed Assets and the other Collateral such that (i) the Depositor Conveyed Assets and the other Collateral shall not be included in the bankruptcy estate of the Depositor pursuant to 11 U.S.C. § 541, (ii) the FDIC shall not, by exercise of its authority to disaffirm or repudiate contracts under Section 13(e) of the Federal Deposit Insurance Act, reclaim, recover or recharacterize as property of the Seller any Depositor Conveyed Assets or any other Collateral transferred by the Seller to the Depositor or disregard the separateness of the Depositor or the Issuer from the Seller and (iii) the transfer of Depositor Conveyed Assets and the other Collateral pursuant to this Agreement shall comply with the requirements of 12 C.F.R. Section 360.6.

(c) If any of the assignments and transfers of the Conveyed Assets to the Depositor pursuant to the Receivables Purchase Agreement and of the Depositor Conveyed Assets to the Issuer pursuant to this Agreement, for non-tax purposes, is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the parties hereto intend that the rights and obligations of the parties shall be established pursuant to the terms of the Receivables Purchase Agreement and this Agreement, and that, in such event, with respect to such property and proceeds thereof (including all Receivables and related property), the Seller and the Depositor shall be deemed to have granted and do hereby grant to the Issuer as of the Closing Date, a first priority security interest in the entire right, title and interest of such Person in and to such property and the proceeds thereof. In such event, with respect to the Conveyed Assets and the Depositor Conveyed Assets, respectively, the Receivables Purchase Agreement and this Agreement, shall each constitute, and each hereby is deemed by the parties to be, a security agreement under the New York UCC.

(d) The sales, transfers, assignments, set overs and conveyances of the Depositor Conveyed Assets made under this Article shall not constitute, and are not intended to result in, an assumption by the Issuer of any obligation of the Depositor or the Seller to the Obligors or any other Person in connection with the Receivables and the other Depositor Conveyed Assets or any obligation of the Depositor or the Seller under any agreement, document or instrument related thereto.

(e) The parties hereto intend to treat the Notes as indebtedness secured by the Collateral for federal, State and local income, single business and franchise tax purposes as provided for in Section 2.09(a) of the Indenture.

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ARTICLE THREE

THE CONVEYED ASSETS

Section 3.01. Representations and Warranties of the Seller; Assignment of Representations and Warranties by the Depositor.

(a) The Seller hereby makes to the Issuer each of the representations and warranties set forth in Section 3.02 and 3.03 of the Receivables Purchase Agreement as of the date specified therein and consents to the assignment by the Depositor to the Issuer of such representations and warranties and of the Depositor’s rights with respect to any breach thereof, including the right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement. Such representations and warranties speak as of the execution and delivery of this Agreement or as of such other date specified therein and shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge and/or assignment, as the case may be, of the Receivables to the Indenture Trustee.

(b) Pursuant to Section 2.01, the Depositor has sold, assigned, transferred and conveyed to the Issuer all of its rights under the Receivables Purchase Agreement, including the representations, warranties and covenants of the Seller. Each of the Depositor and the Seller acknowledges that the Issuer is relying on such representations and warranties in accepting the Depositor Conveyed Assets, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Seller to repurchase the Receivables in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the sale of the Conveyed Assets to the Issuer and the delivery thereof to the Custodian.

(c) The Seller acknowledges the assignment of the Conveyed Assets from the Depositor to the Issuer and Indenture Trustee and hereby agrees that the Issuer and Indenture Trustee shall have the right to enforce any and all rights under the Receivables Purchase Agreement assigned to the Issuer herein, including the right to cause the Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Section 3.03 of the Receivables Purchase Agreement and Section 3.01(a). Such right may be enforced by the Issuer and the Indenture Trustee directly against the Seller as though the Issuer and the Indenture Trustee were each a party to the Receivables Purchase Agreement, and the Issuer and the Indenture Trustee shall not be obligated to exercise any such rights, and shall have no liability for failing to exercise any such rights, indirectly through the Depositor.

Section 3.02. Representations and Warranties of the Depositor. The Depositor represents and warrants with respect to the Receivables being conveyed by it to the Issuer, on which the Issuer relies in accepting such Receivables:

(a) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Depositor.

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(b) The Depositor has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicles.

(c) The Receivables constitute “tangible chattel paper” or “electronic chattel paper” under the applicable UCC; as of the Cutoff Date, no more than 10% of the Pool Balance is represented by Receivables constituting “electronic chattel paper,” and at least 90% of the Pool Balance is represented by Receivables constituting “tangible chattel paper.”

(d) The Depositor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(e) The Depositor has received a written acknowledgment from the Servicer that the Servicer is holding the loan agreements and installment sale contracts that constitute or evidence the Receivables solely on behalf and for the benefit of the Issuer.

(f) Other than the security interest granted to the Depositor pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

(g) None of the installment sale contracts that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed by the Depositor to any Person other than the Purchaser.

Notwithstanding the foregoing, so long as Standard & Poor’s is a Rating Agency, the representations and warranties set forth in this Section (i) may not be waived and (ii) will survive the termination of this Agreement until the Indenture has been discharged.

Section 3.03. Repurchase of Receivables Upon Breach.

(a) Investigation of Breach. If a Responsible Officer of the either the Seller or the Depositor (i) has knowledge of a breach of a representation or warranty made in Section 3.03 of the Receivables Purchase Agreement or Section 3.02 of this Agreement, (ii) receives notice from the Issuer, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 3.03 of the Receivables Purchase Agreement or Section 3.02 of this Agreement, (iii) receives a Repurchase Request from the Owner Trustee, a Note Owner, a Noteholder or the Indenture Trustee for a Receivable or (iv) receives a Review Report that indicates a Test Fail for a Receivable, then, in each case, the Seller or the Depositor will investigate the Receivable to confirm the breach and determine if the breach has a material adverse effect on the Receivable. None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee, the Administrator or the Asset Representations Reviewer will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Receivable is required to be repurchased under this Section.

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(b) Repurchase of Receivables; Payment of Purchase Price. Either of the Seller or the Depositor may, and if the breach has a material adverse effect on the Receivable will, repurchase the Receivable described in Section 3.03(a) by paying the Purchase Price to the Issuer on the Business Day before the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period in which the Seller or the Depositor, as applicable, has knowledge or was notified of and confirmed the breach or, at the Seller’s or Depositor’s option, as applicable, on the following Payment Date, unless the breach is cured in all material respects before that Payment Date.

(c) Sale and Assignment of Repurchased Receivable. When the Purchase Price is included in Available Collections for a Payment Date, the Issuer will, without further action, be deemed to have sold and assigned to the Depositor, effective as of the last day of the Collection Period before the related Collection Period, all of the Issuer’s right, title and interest in the Receivable repurchased by the Depositor under this Section and all security and documents relating to the Receivable. The sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Receivable free and clear of any Lien, other than Permitted Liens. On the sale, the Servicer will mark its receivables systems to indicate that the receivable is no longer a Receivable and may take any action necessary or advisable to evidence the sale of the receivable, free from any Lien of the Issuer or the Indenture Trustee.

(d) Repurchase Sole Remedy. The sole remedy of the Issuer, the Indenture Trustee, the Note Owners or the Noteholders with respect to a breach of a representation or warranty referred to in Section 3.01(a) with respect to a breach of a representation or warranty contained in Section 3.03 of the Receivables Purchase Agreement, provided neither such breach has been cured pursuant to Section 3.03(b), shall be to require the Seller or the Depositor to purchase such Receivable pursuant to this Section (it being understood that the indemnification covenants of the Seller hereunder and under the other Basic Documents shall still apply notwithstanding this subclause).

Section 3.04. Dispute Resolution.

(a) Referral to Dispute Resolution. If the Issuer, the Owner Trustee, the Indenture Trustee (acting as Requesting Party on behalf of the Issuer and only at the direction of the Noteholders), a Note Owner or a Noteholder (the “Requesting Party”) requests that the Depositor and/or the Seller repurchase a Receivable due to an alleged breach of a representation and warranty in Section 3.02 of this Agreement or in Section 3.03 of the Receivables Purchase Agreement (each, a “Repurchase Request”), and the Repurchase Request has not been resolved within 180 days of the receipt of notice of the Repurchase Request by the Depositor or the Seller, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration; provided, however, that if the Indenture Trustee is the Requesting Party, the directing Noteholder shall determine the referral to such mediation or arbitration. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days after the end of the 180-

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day period. The Depositor and the Seller agree to participate in the dispute resolution method selected by the Requesting Party. For the avoidance of doubt, the Indenture Trustee shall be under no obligation under any other Basic Document or otherwise to monitor repurchase activity or to independently determine which Repurchase Requests remain unresolved after 180 days.

(b) Mediation. If the Requesting Party selects mediation for dispute resolution:

(i) The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section, the procedures in this Section will control.

(ii) A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii) The mediation will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(iv) Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v) If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section.

(c) Arbitration. If the Requesting Party selects arbitration for dispute resolution:

(i) The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section, the procedures in this Section will control.

(ii) A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

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(iii) The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv) The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the other Basic Documents, and may not modify or change this Agreement or the other Basic Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. Under no circumstances will the Indenture Trustee be liable for any costs, expenses and/or liabilities that could be allocated to the Requesting Party in any dispute resolution proceeding. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v) By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi) The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d) Additional Conditions. For each mediation or arbitration:

(i) Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Seller. Any party or witness may participate by teleconference or video conference.

(ii) The Depositor, the Seller and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

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(iii) Neither the Depositor nor the Seller will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a Governmental Authority) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

Section 3.05. Appointment of Custodian; Custody and Delivery of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as Custodian of the Receivable Files which are constructively delivered by the Issuer to the Indenture Trustee on the Closing Date.

Section 3.06. Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer, in its capacity as Custodian, shall hold each Receivable File as Custodian for the benefit of and as bailee of the Issuer and the Indenture Trustee, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Servicer and the Issuer to comply with this Agreement and the Indenture Trustee to comply with the Indenture. In performing its duties as Custodian, the Servicer shall act with reasonable care, and in accordance with the Servicing Standard. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it as Custodian under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping, and the Issuer and the Indenture Trustee shall not be obligated to exercise any such rights, and shall have no liability for failing to exercise any such rights, to so verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer and the Trustees any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Indenture Trustee or any Backup Servicer of the Receivable Files.

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(b) Maintenance of and Access to Receivable Files. The Servicer shall maintain each Receivable File at one of the locations specified in Exhibit A or at such other location as shall be specified to the Issuer, the Indenture Trustee and any Backup Servicer by written notice not later than 30 days after any change in location. Upon not less than 30 days’ prior written notice to the Issuer, the Indenture Trustee, any Backup Servicer and each Rating Agency, the Servicer may appoint an Affiliate to act as a sub-custodian to maintain up to all Receivable Files at one or more locations identified in such notice, provided, however, if either Rating Agency shall object in writing to such appointment, such appointment shall not be made and no Receivable File shall be maintained by such Affiliate. Any such Affiliate so appointed shall execute an agreement with the Servicer obligating the Affiliate to perform all functions otherwise required of the Servicer herein when acting as Custodian. The Servicer shall remain liable as Custodian notwithstanding the appointment of an Affiliate as sub-custodian and the maintenance by such Affiliate of Receivable Files. The Servicer may temporarily move individual Receivable Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures. Upon reasonable notice by the Issuer or the Indenture Trustee, the Servicer shall make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer and the Indenture Trustee shall reasonably request.

(c) Release of Documents. As soon as practicable after receiving a reasonably written request from the Indenture Trustee or, if the aggregate Note Balance has been reduced to zero, from the Owner Trustee, the Custodian shall release any Receivable File to the requesting Trustee or to its agent or designee, at such place or places as the requesting Trustee may reasonably designate. Upon the release and delivery of any such document in accordance with the instructions of the Indenture Trustee or the Owner Trustee, as the case may be, the Custodian shall be released from any further liability and responsibility under this Section with respect to such documents and any other provision of this Agreement or any of the other Basic Documents if the fulfillment of the Custodian’s responsibilities is dependent upon possession of such documents, unless and until such time as such documents shall be returned to the Custodian. In no event shall the Servicer or the Custodian be responsible for any loss occasioned by either Trustee’s failure to return any Receivable File or any portion thereof in a timely manner.

(d) Title to Receivables. The Servicer shall not at any time have, or in any way attempt to assert, any interest in any Receivable held by it as Custodian hereunder or in the related Receivable File, other than for collecting or enforcing such Receivable for the benefit of the Issuer. The entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Issuer.

(e) Independent Contractor. For all purposes of this Agreement, the Custodian shall be an independent contractor and shall not be subject to the supervision of the Issuer or either Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly set forth herein or otherwise authorized by the Issuer, the Custodian shall have no authority to act for or represent the Issuer, either Trustee or any Noteholder in any way and shall not otherwise be deemed an agent of the Issuer, either Trustee or any Noteholder.

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Section 3.07. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee, or, if the aggregate Note Balance has been reduced to zero, by a Responsible Officer of the Owner Trustee. A certified copy of excerpts of authorizing resolutions of the board of directors of a Trustee shall constitute conclusive evidence of the authority of the related Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by such Trustee.

Section 3.08. Custodian’s Indemnification.

(a) The Custodian shall indemnify the Issuer, the Trustees, any Backup Servicer and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against them as the result of any improper act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files, including legal fees and expenses incurred in connection with any action or suit brought by the Trustees to enforce any indemnification or other obligation of the Custodian; provided, however, that the Custodian shall not be so liable for any portion of any such amount resulting from (i) actions taken by the Custodian pursuant to instructions as provided in Section 3.07, (ii) release and delivery of documents by the Custodian as provided in Section 3.06(c) or (iii) the willful misfeasance, bad faith or gross negligence of any such Person listed above, or any such officer, director, employee or agent of such Person.

(b) Indemnification under this Section shall survive the resignation or removal of the Custodian or the termination of this Agreement with respect to acts or omissions of the Custodian preceding such resignation or removal or termination and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Custodian shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Custodian.

Section 3.09. Effective Period and Termination. The Servicer’s appointment as Custodian shall become effective as of the Closing Date and shall continue in full force and effect unless and until terminated pursuant to this Section or Section 8.02(a). If the Servicer or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer or any successor Servicer are terminated under Section 8.02(a), the appointment of the Servicer as Custodian shall be terminated. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer’s appointment as Custodian, with cause, at any time upon written notification to the Servicer. As soon as practicable after any termination of such appointment (but in no event more than five Business Days after any such termination of appointment), the Custodian shall deliver the Receivable Files to the Indenture Trustee or its agent at such place or places as the Indenture Trustee may reasonably designate. Notwithstanding the termination of the Servicer as Custodian, the Indenture Trustee and the Issuer agree that, upon any such termination and for so long as the Servicer may not be acting as Custodian hereunder, the Indenture Trustee or the Issuer, as the case may be, shall provide, or

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cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of enabling the Servicer to perform its obligations under this Agreement with respect to the servicing of the Receivables.

Section 3.10. Risk Retention. The Seller, as sponsor, shall retain an economic interest in a material portion of the credit risk of the Receivables, which interest retention obligation may be satisfied by retaining a representative sample of the Receivables having a principal balance equal to not less than 5% of the Cutoff Date Pool Balance. This retained interest may not be sold, pledged or hedged, except for the hedging of interest rate or currency risk, during the term of the transactions contemplated hereby.

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ARTICLE FOUR

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01. Duties of Servicer.

(a) The Servicer, for the benefit of the Issuer, shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer shall be required to service the Receivables in accordance with reasonable care but in no event less than the care that the Servicer exercises with respect to all comparable motor vehicle retail installment sale contracts and installment loans that it services for itself or others or the procedures employed by banking institutions that service motor vehicle retail installment sale contracts or installment loans for their own account or for the account of third parties (the “Servicing Standard”). CRB agrees that for so long as it is the Servicer, the Servicing Standard shall be consistent in all material respects with the servicing standards with respect to motor vehicle retail installment sale contracts and installment loans for which CRB or any of its Affiliates is the owner or the appointed servicer from time to time.

(b) The Servicer’s duties shall include the collection and posting of all payments on the Receivables, responding to inquiries of Obligors or by Governmental Authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections, furnishing monthly and annual statements to the Trustees with respect to distributions, providing collection and repossession services in the event of an Obligor default and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the Issuer as holder of the Receivables and the Indenture Trustee as pledgee of the Receivables and shall enforce the provisions of the applicable Dealer Agreements and assignment forms. To the extent consistent with the Servicing Standard, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may reasonably in good faith in accordance with the Servicing Standard deem necessary or desirable.

(c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself and any one or more of the Issuer, the Owner Trustee or the Indenture Trustee any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except (i) pursuant to an order from a court of competent jurisdiction or a directive from an arbitrator in an arbitration proceeding or (ii) in settlement of a legal proceeding in court or in arbitration in a manner consistent with the applicable Servicing Standard or (iii) otherwise in accordance with the Servicing Standard, and except as provided in Section 4.02(c), execute documents that would release an Obligor from payment of any unpaid amount due under any Receivable, reduce the related APR on a Receivable, waive the right to collect the unpaid balance of any Receivable from the related Obligor, release any Obligor from its obligations with respect to a Receivable or extend the final payment date under any Receivable beyond the Class C Final Scheduled Payment Date.

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(d) The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce the rights of the Issuer under any Contract pursuant to Section 4.03 or to commence or participate in any other legal Proceeding (including a bankruptcy Proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in any such legal Proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned the applicable Receivable and the other property conveyed pursuant to Section 2.01 with respect to such Receivables to the Servicer, solely for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any enforcement suit or legal Proceeding it shall be held that the Servicer may not enforce the rights of the Issuer under the Receivables on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivables, the Owner Trustee shall, subject to the terms of the Trust Agreement, at the Servicer’s expense and direction, take steps to enforce such Receivables, including bringing suit in the name of the Servicer or the Issuer on behalf of the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders or any of them. The Owner Trustee and the Indenture Trustee shall, upon the written request of the Servicer, furnish the Servicer as soon as practicable with any powers of attorney and other documents (in a form acceptable to the Indenture Trustee or the Owner Trustee, as applicable) reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(e) The Servicer, at its expense, shall obtain on behalf of the Issuer all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer in connection with the ownership of the Receivables and shall make all filings and pay all fees as may be required in connection therewith during the term of this Agreement. The Servicer shall, or shall cause the Administrator to, prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder.

(f) For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or either Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly set forth herein or otherwise authorized by the Issuer, the Servicer shall have no authority to act for or represent the Issuer, either Trustee or any Noteholder in any way and shall not otherwise be deemed an agent of the Issuer, either Trustee or any Noteholder.

Section 4.02. Collection of Payments on Receivables; Receivable Modifications.

(a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, in accordance with the Servicing Standard.

(b) (i) The Servicer may grant payment extensions and holidays on the Receivables in accordance with the Servicing Standard and as required by Applicable Law; provided, however, that no such extension shall extend the final payment date on any Receivable beyond the last day of the Collection Period immediately preceding the Class C Final Scheduled Payment Date, and

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(ii) upon any extension of a Receivable not in accordance with Section 4.02(b)(i) or upon the reduction of the APR or Principal Balance of any Receivable other than as required by Applicable Law (including by the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act or similar State law), the Servicer shall be required to purchase the related Receivable in accordance with Section 4.07.

(c) Notwithstanding the foregoing, the Servicer is authorized in its discretion to grant a Small Balance Waiver with respect to any Receivable, and to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

Section 4.03. Realization upon Receivables.

(a) Consistent with the Servicing Standard, the Servicer shall use commercially reasonable efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall begin such repossession and conversion procedures as soon as practicable after default on such Receivable in accordance with the Servicing Standard; provided, however, that the Servicer will not repossess or otherwise convert the ownership of a Financed Vehicle within such time period if it calculates that the proceeds ultimately recoverable with respect to the related Receivable would be increased by forbearance. In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating the related Receivable, the Servicer is authorized to follow such customary practices and procedures as it shall reasonably deem necessary or advisable, consistent with the Servicing Standard, which practices and procedures may include the sale of the Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize upon such Receivable; provided, however, that in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its reasonable judgment that such repair or repossession shall increase the related Liquidation Proceeds by an amount materially greater than the expense for such repair or repossession. The Servicer shall be entitled to recover all expenses incurred by it that are reasonably allocated to repossessing and liquidating a Financed Vehicle into cash proceeds (other than overhead), but only out of the cash proceeds of the sale of such Financed Vehicle or any deficiency obtained from the related Obligor.

(b) If the Servicer elects to commence a Proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights of recourse under such Dealer Agreement. If, however, in any Proceeding, it is held that the Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Owner Trustee, at the Servicer’s expense and direction, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in its name or the names of the Indenture Trustee, not in its individual capacity, but solely as Indenture Trustee on behalf of the Issuer, the Securityholders or any of them.

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Section 4.04. Physical Damage Insurance. The Servicer shall, in accordance with the Servicing Standard, require that each Obligor shall have obtained physical loss damage insurance covering the related Financed Vehicle as of the execution of the related Contract.

Section 4.05. Maintenance of Security Interests in Financed Vehicles; Other Amounts. The Servicer shall, in accordance with the Servicing Standard, take such steps as are necessary to maintain the perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event the Servicer receives notice of, or otherwise has actual knowledge of, the fact that such security interest is not perfected as a result of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s certificate of title to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, each of the Servicer and CRB hereby agree that the designation of CRB as the secured party on such certificate of title is solely in its capacity as agent of the Issuer. The Servicer shall not release, in whole or in part, any security interest in a Financed Vehicle created by the related Receivable except as permitted herein or in accordance with its customary standards, policies, practices and procedures, including the payment in full by the Obligor of all amounts payable pursuant to that Receivable.

Section 4.06. Covenants of Servicer. The Servicer makes the following covenants:

(a) Liens in Force. No Financed Vehicle securing a Receivable shall be released in whole or in part from the security interest granted by the related Obligor, except upon payment in full of such Receivable (subject to any Small Balance Waiver), or as otherwise contemplated by this Agreement or by Applicable Law.

(b) No Impairment. The Servicer shall do nothing to impair the rights of the Issuer or the Indenture Trustee in the property of the Issuer.

(c) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with the Servicing Standard, Section 4.01(c) and Section 4.02.

(d) Compliance with Agreement, Basic Documents and Applicable Law. The Servicer shall comply with its obligations under this Agreement and the other Servicer Basic Documents. The Servicer shall comply with all Applicable Law where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(e) Arm’s Length. With respect to its obligations in connection with the Conveyed Assets, the Servicer shall transact and deal with its Affiliates on an arm’s-length basis.

(f) Licenses and Approvals. The Servicer shall ensure that it has and maintains all licenses and approvals necessary for the conduct of its business in the jurisdictions where the Financed Vehicles are located.

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(g) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien (other than suffering to exist any tax liens, mechanics’ liens and any other liens that attach to property by operation of law (including statutory purchase liens) to the extent the applicable obligations are not past due) on or restriction on transferability of any Receivable except for the Lien of the Indenture and the restrictions on transferability imposed by this Agreement or (ii) other than as contemplated herein or in the Indenture, file or authorize the filing in any jurisdiction of any UCC financing statement that names CRB, the Depositor or any other Person as a debtor, and any Person other than the Depositor, the Indenture Trustee or the Issuer as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, in each case with respect to the Receivables.

Section 4.07. Purchase of Receivables by Servicer upon Breach of Covenant. Upon discovery by any of the Servicer, the Seller, the Depositor, the Issuer or a Responsible Officer of the Indenture Trustee of a breach of any of the covenants set forth in Sections 4.02(b), 4.05 or 4.06, the party discovering such breach shall give prompt written notice to the other parties hereto; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section. Within 30 days of the discovery or notice of such breach, the Servicer shall use its best efforts to cure such breach so that it does not materially and adversely affect the interest of the Issuer in the related Receivables. On or before the Payment Date immediately following the end of the Collection Period in which the 30-day cure period referred to above has ended, the Servicer shall, unless such breach shall have been cured by such date, purchase from the Issuer the Receivables affected by such breach. In consideration of the purchase of such Receivables, the Servicer shall remit the related Purchase Price into the Collection Account, with written notice to the Indenture Trustee of such deposit, in the manner specified in Section 5.05. Subject to Section 7.03, it is understood and agreed that the obligation of the Servicer to purchase any Receivables with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Issuer, the Trustees or the Securityholders. The sole remedy of the Issuer, the Trustees and the Securityholders with respect to a breach of Sections 4.02(b), 4.05 or 4.06 shall be to require the Servicer to repurchase Receivables pursuant to this Section.

Section 4.08. Servicing Fee. The Servicing Fee shall be payable to the Servicer on each Payment Date. That part of the Servicing Fee that is based on the Servicing Fee Rate shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The Servicer shall be required to pay all expenses (apart from expenses incurred in accordance with the Servicing Standard in connection with liquidating a Financed Vehicle related to a Defaulted Receivable, such as auction, painting, repair or refurbishment in respect of that Financed Vehicle) incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Owner Trustee and the Indenture Trustee and any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities). As additional servicing compensation, the Servicer shall be entitled to keep all Supplemental Servicing Fees.

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Section 4.09. Servicer’s Monthly Certificate. Not later than 10:00 a.m. (New York City time) on each Determination Date, the Servicer shall deliver to the Depositor, the Seller and the Trustees, with a copy to each Rating Agency, a Servicer’s Monthly Certificate containing all information necessary to make the payments to be made on the related Payment Date pursuant to Section 5.04 hereof or Section 5.04(b) of the Indenture for the related Collection Period and any other information the Indenture Trustee may reasonably request. Such Servicer’s Monthly Certificate shall be certified by a Responsible Officer of the Servicer that the information provided is complete, accurate and no event has occurred that, with notice or passage of time, would be an Event of Default or a Servicer Termination Event. The Servicer shall also specify to the Trustees, no later than the Determination Date following the last day of a Collection Period, in a written notice to the Depositor and the Trustees, the Receivables to be repurchased by the Seller or purchased by the Servicer, as the case may be, for the related Collection Period.

Section 4.10. Annual Statement as to Compliance; Notice of Servicer Termination Event.

(a) The Servicer shall deliver to the Depositor, the Indenture Trustee and each Rating Agency, prior to March 31 of each calendar year, beginning with March 31, 2017, an Officer’s Certificate (the “Servicer’s Annual Certification”) in substantially the form of Exhibit C.

(b) The Servicer shall deliver to the Depositor, the Trustees and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer’s Certificate of any event that is, or with the giving of notice or lapse of time or both would become, a Servicer Termination Event.

(c) Prior to March 31 of each calendar year, beginning with March 31, 2017, the Servicer shall deliver to the Depositor, the Owner Trustee and the Administrator and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit D.

Section 4.11. Annual Independent Accountants’ Report; Attestation and Assessment of Compliance.

(a) Prior to March 31 of each calendar year, beginning with March 31, 2017, the Servicer shall cause a firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants and is independent of the Seller, the Depositor and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, to furnish a report to the Depositor, the Trustees and each Rating Agency to the effect that such firm has examined the documents or records of the Servicer relating to the Receivables and that such examination (i) was made in accordance with generally accepted auditing standards and (ii) included tests relating to motor vehicle retail installment sale contracts and installment loans serviced for others and that such firm is of the opinion that the provisions of this Agreement have been complied with during the preceding calendar year (or, with respect to the first report, the period from the Closing Date to December 31 of such year), and that, on the basis of such examination, nothing has come to their

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attention that would indicate that such servicing has not been conducted in compliance therewith during such calendar year or other period, except for (A) such exceptions as such firm shall believe to be immaterial and (B) such other exceptions as shall be set forth in such statement; provided, however, that the Servicer shall direct the Indenture Trustee in writing to enter into any agreed upon procedure letter that may be executed in connection with any accountant’s report issued hereunder and the Indenture Trustee shall have no liability in connection with any such accountant’s report or the content of any such agreed upon procedure letter; provided, further, that, if at any time a Backup Servicer is acting as Servicer, it may satisfy the obligations set forth in this Section, by delivering on an annual basis a report prepared with respect to it in accordance with SSAE 16, such report to be provided by such Backup Servicer under this Section within 30 days of its receipt of such report; and provided, further, it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee shall not have made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. To the extent the Indenture Trustee is required to agree to the procedures in order to receive the accountants’ report, such agreement may include, among other things, (1) an acknowledgement that the Servicer has agreed that the procedures to be performed by the firm are sufficient for the purposes of the Indenture and that such procedures are sufficient for the Indenture Trustee’s purposes which are specifically limited to receipt of the accountants’ report, (2) releases by the Indenture Trustee (on behalf of itself and the Noteholders) of claims against the firm and acknowledgement of other limitations of liability in favor of the firm, and (3) restrictions or prohibitions on the disclosure of the accountants’ report or other information or documents provided to it by such firm to any party, including the Noteholders. Notwithstanding the foregoing, in no event shall the Indenture Trustee be required to execute any agreement in respect of the accountants’ report that the Indenture Trustee determines adversely affects it in its individual capacity.

(b) Notwithstanding Section 4.11(a), prior to March 31 of each calendar year, beginning with March 31, 2017, the Servicer shall deliver the report and attestation set forth in Sections 4.11(c) and (d) and the delivery of a copy of such report and attestation to the Depositor and the Trustees shall be deemed to satisfy the provisions of this Section.

(c) As and when required pursuant to Section 4.11(b), the Servicer will deliver to the Depositor and the Trustees a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or, if applicable, such shorter period as shall have elapsed since the Closing Date in the case of the first such report), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Servicer and shall at a minimum address each of the Servicing Criteria.

(d) The Servicer shall cause a firm of independent certified public accountants described in Section 4.11(a) above to furnish to the Depositor and the Trustees, concurrently with the report delivered pursuant to Section 4.11(c), an attestation report providing its assessment of compliance with any material instance of non-compliance, as required by Rule 13a-18 or Rule 15d-18 under the Servicing Criteria covered in such report during the preceding fiscal year, including disclosure of any material instance of non-compliance, as required by Rule

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13a-18 or Rule 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB. Any such attestation report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, stating, among other things, that the Servicer’s assertion of compliance with the specified Servicing Criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed. Such report must be available for general use and not contain restricted use language.

Section 4.12. Access to Certain Documentation and Information Regarding Receivables. Subject to Section 3.06(b), the Servicer shall provide the Depositor and the Trustees with access to the Receivable Files in the cases where the related Trustee or the Securityholders are required by Applicable Law to have access to such documentation. Such access shall be afforded without charge, but only upon reasonable request and conducted in a reasonable manner during normal business hours which does not unreasonably interfere with the normal operations or customer or employee relations of the Servicer, at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 4.13. Access to Information Regarding Issuer and Basic Documents. CRB, as initial Servicer (and if CRB is no longer acting as Servicer, CRB, as Seller), shall furnish to the Owner Trustee and the Indenture Trustee from time to time such information regarding the Issuer or the Basic Documents as the Owner Trustee and Indenture Trustee (i) shall reasonably request prior to an Event of Default or (ii) shall request after an Event of Default. Upon request, but only if the Notes are then not registered in book-entry form on DTC, the Indenture Trustee shall furnish to the Owner Trustee annually a copy of the Register; provided, however, the Indenture Trustee shall not be obligated to furnish a copy of the Register more than once each calendar year. The Servicer shall furnish to the Owner Trustee copies of all documents and reports required to be provided by the Servicer pursuant to this Article .

Section 4.14. Agreement on Compliance. The Servicer agrees that, should any Governmental Authority with bank regulatory powers find that the terms of this Agreement, or any agreement relating to the servicing of the Receivables constitute an unsafe and unsound condition with respect to the Servicer, and such Governmental Authority notifies the Servicer of such finding, then the Servicer shall negotiate in good faith with the Issuer to correct any such deficiencies and to bring this Agreement into compliance with Applicable Law.

Section 4.15. Compliance with the FDIC Rule.

(a) CRB, in its capacity as Servicer, Administrator and Seller, agrees to perform the covenants and agreements set forth in Article Twelve of the Indenture applicable to CRB and to otherwise comply with the terms of Article Twelve of the Indenture.

(b) The Depositor agrees to perform the covenants and agreements set forth in Article Twelve of the Indenture applicable to the Depositor and to otherwise comply with the terms of Article Twelve of the Indenture.

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Section 4.16. Duties of a Backup Servicer(a). Commencing on the Backup Servicer Appointment Date and until such time, if any, as the Backup Servicer shall become successor Servicer, the Backup Servicer, for the benefit of the Noteholders, shall perform the monitoring, review, inspection and other backup servicing functions substantially as are set forth in Annex A, such performance to be provided for each Collection Period or at such other times and intervals as may be specified in Annex A. As set forth in Section 8.03(a), in the event CRB is terminated as Servicer following the Backup Servicer Appointment Date, the Backup Servicer shall become the successor Servicer hereunder; provided, that notwithstanding that the Backup Servicer becomes successor Servicer hereunder, it shall have no obligation at any time to make Advances. Any provision in this Agreement to the contrary notwithstanding, no Backup Servicer shall have any liability for any acts, omissions, negligence, fraud or malfeasance by any Servicer (other than the Backup Servicer should it become Servicer hereunder) or any other party to this Agreement with respect to the performance by the Servicer or any such other party to this Agreement of their respective duties hereunder, or for any errors made by the Servicer (other than the Backup Servicer should it become Servicer hereunder) or any such other party to this Agreement in the performance of such duties which cause any losses to Securityholders or any other third parties, including should the Backup Servicer become successor Servicer, any breach of a representation, warranty or covenant by a predecessor Servicer and any obligation to repurchase or purchase any Receivable resulting from any such breach or other act or omission by a predecessor Servicer.

Section 4.17. Exchange Act Reporting.

(a) Further Assurances. The Indenture Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Issuer. So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, each of the Indenture Trustee and the Servicer shall promptly notify the Depositor, and, in the case of an event reportable on the Form 8-K, not later than two Business Days after its occurrence, of any event reportable on the Exchange Act Reports of which such Person (or in the case of the Indenture Trustee, a Responsible Officer of the Indenture Trustee) has knowledge. In addition to the other information specified in this Section, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Indenture Trustee and the Servicer shall provide the Depositor with (i) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (ii) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form. Each of the Servicer and the Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB and related rules and regulations.

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(b) Form 10-D Filings. So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, no later than each Determination Date, each of the Indenture Trustee and the Servicer shall notify (and the Servicer shall cause any subservicer to notify) the Depositor of any Form 10-D Disclosure Item with respect to such Person (or in the case of the Indenture Trustee, a Responsible Officer of the Indenture Trustee), together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, the Servicer shall provide such information which is available to the Servicer, without unreasonable effort or expense regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the statements to Noteholders pursuant to Section 5.06, commencing with the first such report due not less than five Business Days following such request.

(c) Form 8-K Filings. So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, each of the Indenture Trustee and the Servicer shall promptly notify the Depositor, but in no event later than two Business Days after its occurrence, of any Form 8-K Reportable Event of which such Person (or, in the case of the Indenture Trustee, a Responsible Officer of the Indenture Trustee) has actual knowledge. Each Person, other than the Indenture Trustee as set forth above, shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

(d) Form 10-K Filings. So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, (i) if the Item 1119 Parties listed on Schedule B have changed since the Closing Date, no later than February 1 of each year, commencing with 2016, the Depositor shall provide each of the Indenture Trustee and the Servicer with an updated Schedule B setting forth the Item 1119 Parties and (ii) no later than March 15 of each year, commencing in 2016, the Indenture Trustee and the Servicer shall notify the Depositor of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor.

(e) Report on Assessment of Compliance and Attestation. So long as the Depositor is required to file Exchange Act Reports, on or before March 15 of each calendar year, commencing in 2017:

(i) The Indenture Trustee shall deliver to the Depositor and the Servicer the Servicing Criteria Assessment signed by an authorized officer of the Indenture Trustee. To the extent any of the Servicing Criteria are not applicable to the Indenture Trustee, with respect to asset-backed securities transactions taken as a whole involving the Indenture Trustee and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect. The Indenture Trustee acknowledges and agrees that the Depositor and the Servicer with respect to each of the Depositor’s and the Servicer’s duties as the Certifying Person, and each of their respective officers and directors shall be entitled to rely upon each such Servicing Criteria Assessment and the attestation delivered pursuant to Section 4.11.

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(ii) The Indenture Trustee shall deliver to the Depositor and the Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 13a-18 and 15d-18 of the Exchange Act, Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, that, in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(iii) In the event the Indenture Trustee is terminated or resigns during the term of this Agreement, such Person shall provide the documents and information pursuant to this Section with respect to the period of time it was subject to this Agreement or provided services with respect to the Issuer or the Receivables.

(f) Indenture Trustee Representations and Warranties. The Indenture Trustee represents that:

(i) there are no affiliations relating to the Indenture Trustee with respect to any Item 1119 Party;

(ii) there are no relationships or transactions with respect to any Item 1119 Party and the Indenture Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the transactions contemplated under the Basic Documents, and that are material to the investors’ understanding of the Notes; and

(iii) except as disclosed in the Prospectus, there are no legal Proceedings pending or, to the best of the Indenture Trustee’s knowledge, threatened against the Indenture Trustee that, if determined adversely to the Indenture Trustee, in the Indenture Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee to perform its obligations under this Agreement.

Section 4.18. Indemnification.

(a) Each of the Indenture Trustee and the Servicer (if the Servicer is not CRB) shall indemnify the Depositor, the Servicer with respect to its duties as Certifying Person and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, liabilities, claims, damages and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in the Provided Information or (B) the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the

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circumstances under which they were made, not misleading; provided, that clause (B) shall be construed solely by reference to the related Provided Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

(ii) With respect to (A) the Indenture Trustee, any failure by the Indenture Trustee to deliver any Servicing Criteria Assessment when and as required by this Article and (B) the Servicer, any failure by the Servicer to deliver any information, report, certification, accountant’s letter or other material when and as required under Sections 4.10, 4.11 or 4.17, as applicable.

(b) In the case of any failure of performance described in Section 4.18(a)(ii), each of the Indenture Trustee and the Servicer shall promptly reimburse the Depositor for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountant’s letter or other material not delivered as required by the Indenture Trustee or the Servicer, as applicable.

(c) Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential damages of any kind whatsoever, including lost profits, even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 4.19. Back-up Sarbanes-Oxley Certification.

(a) No later than March 15 of each year, beginning in 2017, the Servicer shall provide the Performance Certification to the Certifying Person as set forth on Exhibit D (in the case of the Servicer), in each case on which the Certification Parties can reasonably rely; provided, that so long as the Servicer is an Affiliate of the Depositor, the Servicer may, but is not required to, deliver the Performance Certificate.

(b) The Depositor will not request delivery of a certification under this Section unless it is required under the Exchange Act to file an annual report on Form 10-K with respect to the Issuer. In the event that prior to the filing date of the Form 10-K in March of each year, the Servicer has actual knowledge of information material to the Sarbanes-Oxley Certification, the Servicer shall promptly notify the Depositor.

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ARTICLE FIVE

DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS

Section 5.01. Establishment of Trust Accounts.

(a) The Issuer, for the benefit of the Noteholders, shall cause the Servicer to establish and maintain in the name of the Indenture Trustee three non-interest bearing Eligible Accounts (respectively, the “Collection Account”, the “Principal Distribution Account” and the “Reserve Account”), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.

(b) Funds deposited in the Reserve Account shall be held uninvested. Funds deposited in the Collection Account or Principal Distribution Account (including amounts, if any, which the Servicer is required to remit to the Collection Account pursuant to Section 5.02) shall be invested in a Permitted Investment selected by the Servicer in writing. The investments shall mature, in the case of the Collection Account, on the Payment Date in the Collection Period following the Collection Period during which the investment was made, so long as the funds in the Collection Account are invested in a Permitted Investment for which the Indenture Trustee or an Affiliate is the manager of such fund, otherwise such investments shall mature one Business Day prior to the Payment Date. The Servicer shall provide written notice to the Indenture Trustee promptly upon any investment in the Collection Account or Principal Distribution Account ceasing to be a Permitted Investment, and such notification shall include an instruction to the Indenture Trustee to withdraw the funds from the ineligible investment and to invest such funds into another Permitted Investment. If no such investment direction is provided by the Servicer, such funds shall be held uninvested. All Permitted Investments shall be held by the Indenture Trustee for the benefit of the Noteholders, and no Permitted Investments may be purchased at a premium. Amounts invested in Permitted Investments may not be converted into cash, sold or otherwise disposed of other than (i) upon maturity of the related investment, (ii) upon the date the related investment no longer meets the investment criteria of a Permitted Investment or (iii) on any Payment Date, in order to allow the amount invested to be distributed to the Noteholders or Certificateholders in accordance with Section 5.04. All Net Investment Earnings in the Collection Account shall remain in the Collection Account as Available Collections and (ii) the Reserve Account shall remain on deposit therein, subject to withdrawals therefrom and deposits thereto on the related Payment Date. Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

(c) (i) The Indenture Trustee shall possess all right, title and interest in all funds and investment property on deposit from time to time in or credited to the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investment property, proceeds and income shall be part of the assets of the Issuer, except as otherwise set forth herein. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the

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benefit of the Noteholders. The Servicer shall have no power or right to change or alter any of the foregoing initial specifications in Section 5.01(c); provided that if, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten) Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments from the account that is no longer an Eligible Account to the new Trust Account.

(ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that any Trust Property:

(A) that is held in deposit accounts shall be held solely in the Eligible Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B) that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a Securities Intermediary acting solely for the Indenture Trustee;

(C) that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(D) that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security; and

(E) that is a Security Entitlement shall be delivered in accordance with clause (iv) of the definition of the term “Delivery” and shall be held pending maturity or disposition by the Indenture Trustee or a securities intermediary acting solely for the Indenture Trustee.

(iii) The Servicer shall have the power (which power shall be revocable by the Indenture Trustee, or by the Owner Trustee with the consent of the Indenture Trustee, following a Servicer Termination Event) to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts held by the Indenture Trustee for the purpose of withdrawing any amounts deposited in error into such accounts and withdrawing therefrom amounts that the Servicer is authorized to withdraw in accordance with Section 5.04(a) hereof and Section 5.04 of the Indenture.

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Section 5.02. Collections; Monthly Remittance Condition.

(a) For so long as the Monthly Remittance Condition is (i) not met, the Servicer shall remit all amounts received on or in respect of the Receivables during any Collection Period to the Collection Account in immediately available funds no later than two Business Days after processing or (ii) met, the Servicer may remit all amounts received on or in respect of the Receivables during any Collection Period to the Collection Account in immediately available funds on or prior to the related Payment Date.

(b) The Servicer shall remit to the Collection Account on or prior to the Closing Date all amounts received and identified by the Servicer on or in respect of the Receivables (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)) during the period from but excluding the Cutoff Date to and including the second Business Day preceding the Closing Date.

(c) The Depositor and the Servicer may make any remittances pursuant to this Article with respect to a Collection Period net of distributions or reimbursements to be made to or by the Depositor or the Servicer with respect to such Collection Period; provided, however, that such obligations shall remain separate obligations, no party shall have a right of offset, and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited or transferred separately.

Section 5.03. Application of Collections. All payments by or on behalf of an Obligor during each Collection Period with respect to each Receivable shall be allocated to interest, fees, principal and other amounts in accordance with the Simple Interest Method as effectuated through the Servicer’s customary procedures.

Section 5.04. Distributions.

(a) On each Payment Date prior to any acceleration of the Notes pursuant to Section 5.02 of the Indenture, the Indenture Trustee (based solely on information contained in, and as directed by, the related Servicer’s Monthly Certificate) shall apply Available Funds on deposit in the Collection Account to make the following payments and deposits in the following order of priority:

(i) first, pro rata, to (A) the Servicer, the Servicing Fee, and to any Backup Servicer, the Backup Servicing Fee, in each case for the related Collection Period and all accrued and unpaid Servicing Fees and Backup Servicing Fees with respect to prior Collection Periods and (B) any Successor Servicer, Transition Costs not to exceed $200,000 (including boarding fees) in the aggregate;

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(ii) second, pro rata, to the Class A-1 Noteholders, the Accrued Class A-1 Note Interest for the related Interest Period; to the Class A-2 Noteholders, the Accrued Class A-2 Note Interest for the related Interest Period; to the Class A-3 Noteholders, the Accrued Class A-3 Note Interest for the related Interest Period; and to the Class A-4 Noteholders, the Accrued Class A-4 Note Interest for the related Interest Period;

(iii) third, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 5.04(b), the First Allocation of Principal, if any;

(iv) fourth, to the Class B Noteholders, the Accrued Class B Note Interest for the related Interest Period;

(v) fifth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 5.04(b), the Second Allocation of Principal, if any;

(vi) sixth, to the Class C Noteholders, the Accrued Class C Note Interest for the related Interest Period;

(vii) seventh, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 5.04(b), the Third Allocation of Principal, if any;

(viii) eighth, to the Reserve Account, any additional amounts required to increase the amount in the Reserve Account up to the Reserve Account Required Amount;

(ix) ninth, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 5.04(b), the Regular Principal Distribution Amount, if any;

(x) tenth, pro rata, to (A) the Owner Trustee, the Indenture Trustee, the Administrator and the Asset Representations Reviewer, accrued and unpaid fees, reasonable expenses and indemnification amounts due and owing under this Agreement, the Trust Agreement, the Administration Agreement and the Indenture, as applicable, which have not been previously paid, and to or at the direction of the Issuer, any expenses of the Issuer incurred under the Basic Documents and (B) any Successor Servicer, Transition Costs in excess of the related cap in clause (i) above; and

(xi) eleventh, to the Certificate Distribution Account, any funds remaining for distribution to the Certificateholders.

Notwithstanding any other provision of this Section, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.04(b) of the Indenture.

(b) Prior to the acceleration of the Notes pursuant to Section 5.02 of the Indenture, on each Payment Date and the Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Principal Distribution Account to Noteholders in respect of principal of the Notes to the extent of the funds therein in the following order of priority:

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(i) first, to the Holders of the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

(ii) second, to the Holders of the Class A-2 Notes, until the Class A-2 Notes have been paid in full;

(iii) third, to the Holders of the Class A-3 Notes, until the Class A-3 Notes have been paid in full;

(iv) fourth, to the Holders of the Class A-4 Notes, until the Class A-4 Notes have been paid in full;

(v) fifth, to the Holders of the Class B Notes, until the Class B Notes have been paid in full; and

(vi) sixth, to the Holders of the Class C Notes, until the Class C Notes have been paid in full.

Section 5.05. Additional Deposits and Payments; Reserve Account.

(a) On each Payment Date, the following deposits will be made to the Collection Account, in immediately available funds, (i) the Seller will deposit the aggregate Purchase Price with respect to Receivables repurchased by the Seller pursuant to Section 3.03 hereof or Section 3.04 of the Receivables Purchase Agreement, (ii) the Servicer will deposit (A) the aggregate Purchase Price with respect to Receivables purchased by the Servicer pursuant to Section 4.07 and (B) the Optional Purchase Price to be paid under Section 9.01 in connection with the Optional Purchase and (iii) the Indenture Trustee shall deposit, from amounts on deposit in the Reserve Account, pursuant to (A) Section 5.05(c)(i), the Reserve Fund Draw Amount and (B) Section 5.05(c)(ii) the Reserve Account Excess Amount. All such deposits shall be made no later than 11:00 a.m. (New York City time) on the related Payment Date.

(b) On the Closing Date, the Depositor shall deposit an amount equal to the Reserve Account Initial Deposit into the Reserve Account. On each Payment Date, based on amounts set forth in the related Servicer’s Monthly Certificate, the Indenture Trustee will deposit into the Reserve Account, pursuant to Section 5.04(a)(viii), from Available Collections not otherwise used on such Payment Date to pay the Required Amount, the amount, if any, by which the Reserve Account Required Amount for that Payment Date exceeds the Reserve Account Amount on that Payment Date, after giving effect to all required withdrawals from the Reserve Account on that Payment Date.

(c) On each Payment Date, based on amounts set forth in the related Servicer’s Monthly Certificate, the Indenture Trustee will withdraw from the Reserve Account and deposit into the Collection Account, if (i) the Reserve Account Draw Amount is greater than zero, an amount equal to the Reserve Account Draw Amount and (ii) if the Reserve Account Amount on such Payment Date (after giving effect to the withdrawal of any Reserve Account Draw Amount for such Payment Date and the deposit thereof described in clause (i) above) exceeds the Reserve Account Required Amount for such Payment Date, the amount of such Reserve Account Excess Amount as Available Collections.

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(d) The Indenture Trustee shall receive written instructions from the Servicer (which will be in the form of the Servicer’s Monthly Certificate) directing the Indenture Trustee to make the foregoing deposits and payments.

Section 5.06. Statements to Noteholders and the Indenture Trustee.

(a) On or before each Determination Date, the Servicer shall deliver to the Depositor, the Indenture Trustee and each Paying Agent, with a copy to each Rating Agency, and the Indenture Trustee (upon receiving notice from the Issuer that the statement has been posted on the Rule 17g-5 Website), shall make available on its website described below a copy to the Issuer and to each Noteholder as of the most recent Record Date, the Servicer’s Monthly Certificate for the related Collection Period and Payment Date pursuant to Section 4.09. Such Servicer’s Monthly Certificate shall contain the following information (to the extent applicable):

(i) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(ii) the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance and the Class C Note Balance, in each case after giving effect to payments on such Payment Date;

(iii) (A) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (B) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (C) the Reserve Account Required Amount and the balance on deposit in the Reserve Account, after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (D) the change in such balance from the immediately preceding Payment Date;

(iv) the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Regular Principal Distribution Amount;

(v) the Pool Balance as of the close of business on the last day of the preceding Collection Period and the Note Factor for each Class of Notes, after giving effect to all payments of principal on such Payment Date;

(vi) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees;

(vii) the amount of the Backup Servicing Fee to be paid to any Backup Servicer with respect to the related Collection Period and the amount of any unpaid Backup Servicing Fees;

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(viii) the amount of the Class A-1 Noteholders’ Interest Carryover Shortfall, the Class A-2 Noteholders’ Interest Carryover Shortfall, the Class A-3 Noteholders’ Interest Carryover Shortfall, the Class A-4 Noteholders’ Interest Carryover Shortfall, the Class B Noteholders’ Interest Carryover Shortfall and the Class C Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(ix) the aggregate Purchase Price with respect to Purchased Receivables (A) purchased by the Servicer and (B) repurchased by the Seller with respect to such Collection Period;

(x) the amount of Available Collections for such Collection Period;

(xi) the number of, and aggregate amount of payments due on, the related Receivables which are delinquent as of the end of such Collection Period;

(xii) the aggregate amount of proceeds received by the Servicer, net of reimbursable out-of-pocket expenses, in respect of a Receivable which is a Defaulted Receivable;

(xiii) the amount remaining of any overcollateralization;

(xiv) the number and aggregate Principal Balance of Receivables for which the related Financed Vehicle has been repossessed; and

(xv) the aggregate amount distributed to Certificateholders.

Each amount set forth pursuant to clause (i) or (viii) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the Initial Note Balance of the Notes (or Class thereof).

(b) The Indenture Trustee will make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section and Section 7.07(b) of the Indenture. Any information that is disseminated in accordance with the provisions of this Section shall not be required to be disseminated in any other form or manner. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at http://www.usbank.com/abs or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Monthly Certificate delivered by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Monthly Certificate and the information delivered pursuant to this Agreement.

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(c) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuer, but not later than the latest date permitted by Applicable Law, the Servicer shall cause each Trustee to mail to each Person who at any time during such calendar year shall have been a Securityholder, a statement, prepared by the Servicer, containing certain information for such calendar year or, in the event such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Securityholder’s preparation of federal income tax returns. In addition, the Servicer shall furnish to the Trustees for distribution to each such Person at such time any other information necessary under Applicable Law for the preparation of such tax returns.

Section 5.07. Advances by the Servicer.

(a) If, as of the end of any Collection Period, the payments received during such Collection Period by or on behalf of an Obligor in respect of a Receivable (other than a Purchased Receivable) shall be less than the related monthly payment, whether as a result of any extension granted to the Obligor or otherwise, then, at the option of the Servicer, an amount equal to the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Receivable during such Collection Period (each, an “Advance”) may be deposited by the Servicer into the Collection Account on the related Payment Date. If such a calculation in respect of a Receivable results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of any outstanding Advances. In addition, in the event that a Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of outstanding Advances, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such outstanding Advances. No Advances will be made with respect to the Principal Balance of Receivables. The Servicer shall not be required to make an Advance to the extent that the Servicer, in its sole discretion, shall determine that such Advance is likely to become a Nonrecoverable Advance.

(b) Notwithstanding the provisions of Section 5.07(a), the Servicer shall be entitled to reimbursement for an outstanding Advance made in respect of a Receivable, without interest, from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Liquidation Proceeds and Recoveries and (iii) the Purchase Price. If the Servicer determines that it has made a Nonrecoverable Advance, the Servicer shall reimburse itself, without interest, from unrelated amounts received by the Servicer on or in respect of the Receivables (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)).

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ARTICLE SIX

THE DEPOSITOR

Section 6.01. Representations and Warranties of the Depositor. The Depositor makes the following representations and warranties upon which the Issuer is deemed to have relied in acquiring the Depositor Conveyed Assets. Such representations are made as of the date of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the transfer of the Depositor Conveyed Assets to the Issuer and the pledge thereof to the Indenture Trustee in accordance with the terms of the Indenture.

(a) Organization and Good Standing. The Depositor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority under its amended and restated limited liability company agreement and under the Delaware Limited Liability Company Act to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would adversely affect the Depositor’s ability to transfer the Depositor Conveyed Assets being conveyed by it to the Issuer pursuant to this Agreement or the validity or enforceability of the Receivables.

(c) Power and Authority. The Depositor has the power and authority under its limited liability company agreement and under the Delaware Limited Liability Company Act to execute and deliver this Agreement and the other Depositor Basic Documents and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Depositor Basic Documents have been duly authorized by the Depositor by all necessary limited liability company action.

(d) Binding Obligation. This Agreement effects a valid sale, transfer, assignment and conveyance to the Issuer of the Receivables and the other Collateral, enforceable against all creditors of and purchasers from the Depositor. This Agreement and the other Depositor Basic Documents, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and relating to general principles of equity (whether applied in a proceeding at law or in equity).

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(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Depositor Basic Documents and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, the amended and restated limited liability company agreement of the Depositor or any indenture, agreement, mortgage, deed of trust or other instrument or agreement to which the Depositor is a party or by which it is bound; result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or agreement other than this Agreement and the other Depositor Basic Documents; or violate any law, order, rule or regulation applicable to the Depositor of any Governmental Authority having jurisdiction over the Depositor.

(f) No Proceedings. There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened, against the Depositor before any Governmental Authority having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement or any other Basic Document; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (iii) that could adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Depositor Basic Document; or (iv) seeking to adversely affect the federal income tax attributes of the Issuer or the Notes.

(g) No Consents. The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

Section 6.02. Entities’ Existence. During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Depositor Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm’s-length basis. The Depositor shall not merge or consolidate with any other entity or otherwise amend its organizational documents except in accordance with the provisions of its organizational documents.

Section 6.03. Limitation on Liability of Depositor and Others. The Depositor and any director, officer, employee or agent thereof may reasonably rely in good faith on the advice of counsel on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

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Section 6.04. Depositor May Own Securities. The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein or in any other Basic Document. Except as otherwise expressly provided in the Basic Documents, Securities so owned by or pledged to the Depositor or any such Affiliate shall have an equal and proportionate benefit under the Basic Documents, without preference, priority or distinction as among the Notes and the Certificates, as the case may be.

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ARTICLE SEVEN

THE SERVICER AND BACKUP SERVICER

Section 7.01. Representations and Warranties of the Servicer. The Servicer makes the following representations and warranties upon which the Issuer is deemed to have relied in acquiring the Depositor Conveyed Assets. Such representations are made as of the date of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the transfer of the Depositor Conveyed Assets to the Issuer and the pledge thereof to the Indenture Trustee in accordance with the terms of the Indenture.

(a) Organization and Good Standing. It is a California corporation authorized to transact a banking business duly incorporated and validly existing under the laws of California and continues to hold a valid certificate to do business as such. It is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect. It has, and at all relevant times had, the power, authority and legal right to acquire, own and service the Receivables.

(b) Securitization Structure. It is the holder of 100% of the equity and voting interest in the Depositor.

(c) Licenses and Approvals. It has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so could reasonably be expected to materially and adversely affect its ability to acquire, own and service the Receivables.

(d) Power and Authority. It has the power and authority to execute and deliver this Agreement and the other Servicer Basic Documents and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Servicer Basic Documents have been duly authorized by it by all necessary action.

(e) Binding Obligation. This Agreement and the other Servicer Basic Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.

(f) No Violation. It is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument to which it is a party except where such default could not reasonably be expected to have a material adverse effect on the Noteholders. The consummation of the transactions contemplated by this Agreement and the other Servicer Basic Documents and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time

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or both) a default under, its articles of incorporation or bylaws or any indenture, agreement, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or agreement, other than this Agreement and the other Basic Documents, or violate any law, order, rule or regulation applicable to it of any Governmental Authority having jurisdiction over it or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending, or to its knowledge threatened, against it before any Governmental Authority having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Servicer Basic Documents; or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.

(h) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

Section 7.02. Appointment and Representations and Warranties of Backup Servicer. Within 60 days of the occurrence of a Backup Servicer Appointment Event, CRB shall appoint an entity to be the Backup Servicer hereunder, which appointment shall be subject to satisfaction of the Rating Agency Condition. Upon such appointment, such Backup Servicer will become party to this Agreement by executing a joinder hereto, and will assume the duties of, and otherwise act as, the Backup Servicer in accordance with the terms hereof, such duties set forth on Exhibit E. Effective as of the Backup Servicer Appointment Date, such Backup Servicer further makes the following representations and warranties upon which CRB is deemed to have relied in appointing the Backup Servicer:

(a) Organization and Good Standing. It is duly incorporated or organized, as the case may be, and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and continues to hold a valid certificate to do business as such. It is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect. It has at all relevant times the power, authority and legal right to service the Receivables.

(b) Licenses and Approvals. It has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so could reasonably be expected to materially and adversely affect its ability to service the Receivables.

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(c) Power and Authority. It has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by it by all necessary action.

(d) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.

(e) No Violation. It is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument to which it is a party except where such default could not reasonably be expected to have a material adverse effect on the Noteholders. The consummation of the transactions contemplated by this Agreement and the fulfillment of its terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles of incorporation or bylaws or any indenture, agreement, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or agreement (other than this Agreement, if applicable), or violate any law, order, rule or regulation applicable to it of any Governmental Authority having jurisdiction over it or any of its properties.

(f) Proceedings. There are no proceedings or investigations pending, or to its knowledge threatened, against it before any Governmental Authority having jurisdiction over it or its properties that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement.

(g) No Consents. It is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement that has not already been obtained.

Section 7.03. Indemnities of Servicer.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer. Such obligations shall include the indemnification by the Servicer of the Issuer, the Trustees, any Backup Servicer and their respective officers, directors, employees and agents from and against:

(i) any and all losses, liabilities, claims, damages and expenses arising out of or incurred in connection with the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle;

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(ii) any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including (A) any federal, State or other income taxes, (B) any general corporation or franchise taxes or (C) any taxes asserted with respect to the transfer of the Collateral to the Issuer or the issuance and original sale of the Securities), and any costs and expenses in defending against such taxes; provided, that for the avoidance of doubt, the Servicer will not indemnify any such Person for any losses, liabilities, claims, damages or expenses due to the credit risk of any Obligor and for which reimbursement would constitute recourse for uncollectible Receivables;

(iii) any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) directly or indirectly related to, arising out of or incurred in connection with, in the case of (A) the Indenture Trustee, the performance of its duties under the Indenture, (B) the Owner Trustee, the performance of its duties herein and under the Trust Agreement, (C) either Trustee, the acceptance, administration or performance by, or action or inaction of such Trustee of the trusts and duties contained in the Basic Documents or (D) any Backup Servicer, the performance of its duties under this Agreement; except in each case to the extent that any such loss, liability, claim, damage or expense suffered (1) is due to the willful misconduct, bad faith or negligence of the Person seeking to be indemnified, (2) to the extent otherwise payable to (x) the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties under the Indenture, (y) the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth under the Trust Agreement or (z) any Backup Servicer, arises from such Backup Servicer’s breach of any of its representations or warranties set forth under this Agreement or (3) shall arise out of or be incurred as a result of the negligence or willful misconduct of such Backup Servicer in connection with its performance of the duties of successor Servicer hereunder should the Indenture Trustee assume such duties.

(iv) any loss, liability, claim, damage or expense (including any costs or expenses incurred in connection with bringing suit against the Servicer) to the extent that such loss, liability, claim, damage or expense arose out of, or was imposed upon any such Person (A) through any breach of the Servicer’s obligations under any Servicer Basic Document, (B) through the negligence, willful misfeasance or bad faith of the Servicer (except errors in judgment) in the performance of its duties under this Agreement, (C) by reason of breach of the Servicer’s representations, warranties, obligations or duties under this Agreement or (D) for any violation of law by the Servicer.

(b) Indemnification under this Section shall survive the resignation or removal of the Servicer, either Trustee, any Backup Servicer or the termination of this Agreement and shall include reasonable fees and expenses of counsel and reasonable expenses of litigation. For purposes of this Section, in the event of the termination of the rights and obligations of CRB (or any successor thereto pursuant to Section 7.04) as Servicer pursuant to Section 8.01(a), or the resignation by such Servicer pursuant to Section 7.07, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Backup Servicer, if any, or

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the Indenture Trustee) pursuant to Section 8.03, and in the case of any Backup Servicer or the Indenture Trustee becoming successor Servicer, CRB shall continue to be deemed the Servicer for purposes of the indemnities in this Section. If the Servicer shall have made any indemnity payments pursuant to this Section, and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 7.04. Merger or Consolidation of, or Assumption of the Obligations of, Servicer or Backup Servicer. Any Person (i) into which the Servicer or any Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer or any Backup Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or any Backup Servicer or (iv) succeeding to the business of the Servicer or any Backup Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer or such Backup Servicer, as applicable, under this Agreement and any other Basic Document to which such entity is a party, shall be the successor to the Servicer or the Backup Servicer, respectively, under this Agreement and any such other Basic Document without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer or such Backup Servicer, as applicable, shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustees and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person where it shall not be the survivor thereof or permit any other Person to become a successor to its automobile finance or leasing business unless (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred, (ii) the Servicer shall have delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Trustees an Opinion of Counsel to the effect that either (a) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the assets of the Issuer and reciting the details of such filings or (b) no such action shall be necessary to preserve and protect such interest, (iv) such other Person is an Eligible Servicer and (v) such other Person shall have validly assumed the obligations of the Servicer under the Servicer Basic Documents.

Section 7.05. Limitation on Liability of Servicer, Backup Servicer and Others.

(a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Depositor, either Trustee or any Securityholders for any action taken or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability by reason of willful misfeasance, bad faith or negligence in the performance of its duties nor otherwise alter the indemnification obligations under Section 7.03.

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The Servicer, any Backup Servicer and any of their respective directors, officers, employees or agents may conclusively rely in good faith on the written advice of counsel or any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) Should the Indenture Trustee at any time agree to become successor Servicer hereunder, the parties expressly acknowledge and consent to the Indenture Trustee’s simultaneously acting in the capacity of successor Servicer and Indenture Trustee. The Indenture Trustee may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by the Indenture Trustee of express duties set forth in this Agreement in any of such capacities.

(c) The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, nominees, attorneys and custodians in performing any of its duties and obligations under this Agreement but any such appointment shall not release the Backup Servicer from its obligations and responsibilities hereunder.

Notwithstanding anything contained herein to the contrary, in no event shall the Backup Servicer be liable for any consequential, incidental or special damages, including damages for loss of currency, funds, data, profits or goodwill. The Backup Servicer’s maximum liability for any breach of this Agreement by it in its capacity as Backup Servicer shall not exceed the fees actually paid to Backup Servicer hereunder for the services as Backup Servicer for the 12-month period immediately preceding such breach; provided, however, that the limitations set forth in this Section shall not apply to or in any way limit the Backup Servicer’s liability arising from its willful misconduct or gross negligence. It is expressly agreed and acknowledged that the Backup Servicer is not guaranteeing or insuring the performance of or assuming any liability for the obligations of the other parties hereto or any of the Receivables.

Section 7.06. Appointment of Subservicer.

(a) Subject to Section 7.06(b), the Servicer may at any time, upon notice to the Indenture Trustees and each Rating Agency, reasonably appoint a subservicer in good faith to perform all or any portion of its obligations as Servicer hereunder.

(b) The appointment of a subservicer pursuant to Section 7.06(a) is subject to the condition that the Servicer remains obligated and liable to the Owner Trustee, the Indenture Trustee and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Trust Estate.

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(c) The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Issuer, the Trustees, any Backup Servicer or any Securityholders shall have any responsibility therefor.

(d) Any such subservicing agreement shall provide that a successor to the Servicer may at its discretion, upon becoming successor Servicer, either continue or terminate such fee arrangement.

Section 7.07. Servicer and Backup Servicer Not to Resign.

(a) Subject to the provisions of Section 7.04, neither the Servicer nor any Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement, except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under Applicable Law.

(b) Notice of any determination that the performance by the Servicer or any Backup Servicer of its duties contemplated hereunder is no longer permitted under Applicable Law shall be communicated to the Trustees at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer or any Backup Servicer to the Trustees concurrently with or promptly after such notice. Except as may otherwise be required by Applicable Law, no resignation of the Servicer or any Backup Servicer shall become effective until a successor acceptable to the Noteholders representing not less than 51% of the Note Balance of the Controlling Class shall have assumed the responsibilities and obligations of such Person in accordance with Section 8.03. If no successor has been appointed within 30 days of resignation or removal, the Noteholders representing not less than 51% of the Note Balance of the Controlling Class may petition any court of competent jurisdiction for such appointment.

Section 7.08. CRB May Own Securities. CRB and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Except as otherwise expressly provided in the Basic Documents, Securities so owned by or pledged to the Servicer or any such Affiliate shall have an equal and proportionate benefit under the Basic Documents, without preference, priority or distinction as among the Notes and the Certificates, as the case may be.

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ARTICLE EIGHT

DEFAULT

Section 8.01. Servicer Termination Events.

(a) For purposes of this Agreement, the occurrence and continuance of any of the following shall constitute a “Servicer Termination Event”:

(i) failure by the Servicer to deposit into the Collection Account any proceeds or any payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days;

(ii) any representation or warranty of the Servicer made in this Agreement, any other Servicer Basic Documents or in any report, certificate, financial statement or other document furnished pursuant to or in connection herewith or therewith, other than any representation or warranty relating to a Receivable that has been purchased by the Servicer in accordance with the terms hereof, shall prove to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after (A) the date of discovery of such failure by a Responsible Officer of the Servicer or (B) written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been received by the Servicer from the Depositor, either Trustee or the Noteholders holding at least 25% of the Note Balance of the Controlling Class;

(iii) failure by the Servicer to deliver to the Owner Trustee, the Indenture Trustee, and the Seller the Servicer’s Monthly Certificate by the applicable Determination Date, which failure continues unremedied for a period of five Business Days;

(iv) failure on the part of the Servicer duly to observe or perform any other covenants or agreement of the Servicer set forth in this Agreement, which failure materially and adversely affects the rights of the Depositor or Noteholders and continues unremedied for a period of 30 days after (A) the date of discovery of such failure by a Responsible Officer of the Servicer or (B) written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been received by the Servicer from the Depositor, either Trustee or the Noteholders holding at least 25% of the Note Balance of the Controlling Class; or

(v) an Insolvency Event shall occur with respect to the Servicer.

Section 8.02. Consequences of a Servicer Termination Event.

(a) Following a Servicer Termination Event, the Indenture Trustee may, or, at the written direction of Noteholders holding not less than 51% of the Note Balance of the Controlling Class shall, terminate all of the rights and obligations of the Servicer under this

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Agreement by notice in writing to the Servicer, each Rating Agency, the Noteholders and the Asset Representations Reviewer. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of, either the Backup Servicer (if one has been appointed and becomes the successor Servicer pursuant to Section 8.03) or the successor Servicer appointed pursuant to Section 8.03; provided, however, that such successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that such successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. As soon as practicable after the declaration of a Servicer Termination Event, the Indenture Trustee shall notify the Backup Servicer, if any, thereof and in any event shall notify the Backup Servicer, if any, of any notice by the Indenture Trustee to, or direction to the Indenture Trustee from, Noteholders regarding a Servicer Termination Event.

(b) The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables, and related documents to show the Indenture Trustee (or the Issuer if the aggregate Note Balance has been reduced to zero) as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer and with the Indenture Trustee in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including (i) the transfer to the successor Servicer for administration by it of all money and property held by the terminated Servicer with respect to the Receivables and other records relating to the Receivables, including the Receivable Files, held by the terminated Servicer and a reasonably current computer tape or other electronic storage device containing in readable form all information necessary to enable the successor Servicer to service the Receivables, (ii) the prompt transfer of any remaining amounts relating to Receivables in the possession of the Servicer to the Indenture Trustee, (iii) the notification of existing Obligors of the new address for payment and (iv) the prompt remittance of any future amounts received by the Servicer with respect to Receivables to the successor. The terminated Servicer shall also provide the successor Servicer access to personnel and computer records of such terminated Person in order to facilitate the orderly and efficient transfer of servicing duties.

(c) If the Servicer is replaced, the outgoing Servicer shall be entitled to receive reimbursement for outstanding and unreimbursed Advances made pursuant to Section 5.07 by the outgoing Servicer.

Section 8.03. Appointment of Successor Servicer.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer pursuant to Section 7.07, the Backup Servicer, if any (or under the circumstances provided in Section 8.03(b), a successor Servicer other than such Backup Servicer, upon acceptance of appointment as Servicer in case of such a successor Servicer other than any Backup Servicer), such Backup Servicer or other successor Servicer, as the case may be, shall be the successor in all respects to the Servicer in its capacity

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as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating to the Servicer except as otherwise stated herein. If such a successor is acting as Servicer, it shall be subject to termination under Section 8.01(a) upon the occurrence of any Servicer Termination Event after its appointment as successor Servicer. The Backup Servicer or such other entity that becomes successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession, including providing such information in writing as reasonably requested by the Depositor to allow the Depositor to comply with its Exchange Act reporting obligations with respect to such succession.

(b) Upon the Servicer’s receipt of a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer pursuant to Section 7.07, to the extent no Backup Servicer is then appointed, CRB shall appoint an Eligible Servicer to be the successor to the Servicer, which appointment will become effective upon the satisfaction of the Rating Agency Condition. If (i) the Holders of not less than 51% of the Note Balance of the Controlling Class do not desire that the Backup Servicer, if any, or the appointed successor Servicer act as Servicer or (ii) the Backup Servicer, if any, or the appointed successor Servicer is legally unable to act, or, in the case of a successor other than any Backup Servicer, shall choose not to act as Servicer, Noteholders holding not less than 51% of the Note Balance of the Controlling Class may exercise at any time the right to direct the appointment of any Eligible Servicer as the successor to the Servicer and shall have no liability to either Trustee, the Servicer, the Depositor, any Noteholders or any other Person if it does so. Notwithstanding the foregoing, if the Holders of not less than 51% of the Note Balance of the Controlling Class do not act, the Servicer, either Trustee or Noteholders evidencing at least 25% of the Note Balance of the Outstanding Notes may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to this Section, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. The Indenture Trustee shall withdraw from the Collection Account and remit to the successor Servicer or such other party entitled thereto all reasonably incurred Transition Costs.

(c) Upon appointment, the successor Servicer shall be the successor in all respects to its predecessor and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on its predecessor, and shall be entitled to the Servicing Fee as and to the extent provided for in this Agreement and all the rights granted to the predecessor in such capacity by the terms and provisions of this Agreement and the other Servicer Basic Documents.

Section 8.04. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, each Rating Agency and the Asset Representations Reviewer.

Section 8.05. Waiver of Past Servicer Termination Events. The Noteholders holding not less than 51% of the Note Balance of the Controlling Class may, on behalf of all Noteholders, waive in writing any Servicer Termination Event and its consequences, except an event resulting from the failure to make any required deposits to or payments from the Trust Accounts in accordance with this Agreement. Upon any such waiver of a Servicer Termination Event, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto.

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ARTICLE NINE

TERMINATION

Section 9.01. Optional Purchase of All Receivables.

(a) If, as of the last day of any Collection Period, the Pool Balance shall be less than or equal to 10% of the Cutoff Date Pool Balance, the Servicer shall have the option to purchase on the following Payment Date the Trust Estate, other than the Reserve Account. To exercise such option, the Servicer shall notify the Depositor, the Trustees and the Rating Agencies, not fewer than ten nor more than 30 days prior to the Payment Date on which such repurchase is to be effected and shall deposit into the Collection Account on the Business Day prior to the related Payment Date an amount equal to the aggregate Purchase Price for the Receivables (including Receivables that became Defaulted Receivables during the related Collection Period) (the “Optional Purchase Price”). Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option on any Payment Date unless the amount to be deposited in the Collection Account (together with amounts on deposit in the Reserve Fund and the Collection Account) pursuant to this Section is at least equal to the sum of (i) the Note Balance as of such Payment Date, (ii) accrued but unpaid interest on each Class of Notes at the related Interest Rate, (iii) all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances and Nonrecoverable Advances and all accrued but unpaid amounts owing to the Trustees, any Backup Servicer and the Administrator.

The aggregate amount so deposited in respect of such Payment Date, plus, to the extent necessary, all other Available Funds, shall be used to make payments in full to the Noteholders in the manner set forth in Section 5.04. If the Servicer exercises the Optional Purchase, the Notes shall be redeemed in whole but not in part on the related Payment Date for the Redemption Price. The obligations of the Servicer under this Agreement, except pursuant to Article Seven, shall terminate upon the purchase of the Receivables by the Servicer under this Section.

The Servicer agrees to give the Indenture Trustee notice, at least 30 days prior to the Payment Date on which such purchase is to be effected, that the Servicer reasonably believes that the Pool Balance will be less than or equal to 10% of the Cutoff Date Pool Balance as of the last day of the current Collection Period and that the Servicer expects (but is not obligated) to provide the notice required in the first paragraph of this Section and thereafter to purchase the Trust Estate (other than the Reserve Account) as provided in the first paragraph of this Section.

(b) Following the satisfaction and discharge of the Indenture following the reduction of the aggregate Note Balance to zero, the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement. Notwithstanding the satisfaction and discharge of the Indenture and the reduction of the aggregate Note Balance to zero, the Servicer shall continue to perform its obligations under this Agreement until the earlier of (i) exercise by the Servicer of its Optional Purchase right under Section 9.01(a) or (ii) repayment in full or liquidation of the last of the Receivables.

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Section 9.02 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate upon the earliest to occur of (i) the maturity or liquidation of the latest maturing Receivable and the disposition of any amounts received thereon in accordance with Section 5.04, (ii) the payment to the Holders of the Securities of all amounts required to be paid to them under the Basic Documents and (iii) the exercise by the Servicer of its rights under Section 9.01(a), the deposit into the Collection Account by the Servicer of the amount required to be deposited therein in accordance with Section 9.01(a) and the application of such amounts in accordance with Section 5.04.

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ARTICLE TEN

MISCELLANEOUS

Section 10.01. Amendment.

(a) This Agreement may be amended from time to time by the parties hereto without the consent of the Noteholders to cure any ambiguity, to correct or supplement any provision hereof that may be defective or inconsistent with any other provision of this Agreement, to add or supplement any credit enhancement arrangement or to add any covenants, restrictions or obligations of the parties to this Agreement; provided, however, that no such amendment may materially adversely affect the interests of any Noteholder. An amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholder if (i) the Person requesting such amendment obtains and delivers to the Trustees an Opinion of Counsel or an Officer’s Certificate of the Issuer to that effect or (ii) the Rating Agency Condition has been satisfied with respect to such action.

(b) This Agreement may also be amended from time to time by the parties hereto with the consent of Noteholders holding not less than 51% of the Note Balance of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment, without the consent of 100% of the Holders of the Notes, may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation of priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or change any Interest Rate or the Reserve Account Required Amount or (ii) reduce the percentage of the Note Balance of the Controlling Class, the consent of the Noteholders of which is required for any amendment to this Agreement

(c) Notwithstanding the provisions of Sections 10.01(a) and (b), no such amendment may significantly change the permitted activities or powers of the Issuer even if such amendment would not have an adverse effect on the interests of Noteholders, without the consent of Noteholders holding not less than 51% of the Note Balance of the Controlling Class.

(d) Prior to the execution of any amendment pursuant to this Section, the Trustees shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. The Trustees may, but shall not be obligated to, enter into any such amendment that affects such Trustee’s rights, duties or immunities under this Agreement or otherwise.

(e) Prior to the execution of any amendment to this Agreement, the Depositor shall provide each Rating Agency with written notice of the substance of such amendment. Promptly after the execution of any amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Noteholder, the Indenture Trustee and each Rating Agency.

48

(f) Notwithstanding the foregoing provisions of this Section, in the event the parties desire to further clarify or amend any provision of Sections 4.17 or 4.18, or subject to Section 4.17(c), the information contained in Schedule B, this Agreement shall be amended to reflect the new agreement among the parties covering matters in Sections 4.17 or 4.18 or Schedule B; provided, however, that (i) such amendment will not require any Opinion of Counsel or satisfaction of the Rating Agency Condition, (ii) the Servicer shall deliver an Officer’s Certificate to the Indenture Trustee that such amendment is in accordance with the terms of this Agreement and (iii) the Servicer shall have given written notice to the Rating Agencies not fewer than ten days prior to the effectiveness of any such amendment.

Section 10.02. Protection of Title to Issuer.

(a) CRB, as initial Servicer, shall execute and file such financing statements and cause to be executed and filed such continuation statements, or take such other actions all in such a manner and in such places as may be required by Applicable Law or as shall be necessary to fully preserve, maintain and protect the interest of the Issuer and the Indenture Trustee in the Trust Estate. The Issuer hereby authorizes the filing of financing statements describing as the collateral covered thereby “all assets of the debtor, including all personal property of the debtor” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Conveyed Assets described in this Agreement. All financing statements filed or to be filed against in connection with this Agreement describing the Trust Estate shall contain a statement to the following effect: “A purchase of, or grant of a security interest in, any of the collateral covered by this financing statement will violate the rights of the secured party.” The Servicer shall deliver or cause to be delivered to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b) Neither the Depositor, the Seller nor the Servicer shall change its name, identity or limited liability company or corporate structure, as applicable, in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading under Section 9-506 or 9-507 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 45 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements or such new financing statements as may be necessary to continue the perfection of the interest of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the Trust Estate.

(c) Each of the Depositor, the Issuer and CRB shall give the Trustees at least 30 Business Days’ prior written notice of any change in its name, identity, organizational structure or jurisdiction of organization or any relocation of its principal place of business or chief executive office if, as a result of such change or relocation, the applicable provisions of the UCC would require the filing of any amendment to any previously filed financing statement or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States (other than the State of Louisiana).

49

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of each Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on or with respect to each Receivable and the amounts from time to time deposited in the Collection Account in respect of each such Receivable.

(e) Each of the Servicer and the Depositor shall maintain its computer systems so that, from and after the time of sale of the Receivables under this Agreement, its master computer records (including any backup archives) that refer to a Receivable to indicate clearly and unambiguously the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the interest of the Issuer and the Indenture Trustee in a Receivable shall be deleted from or modified on the computer systems of the Depositor and the Servicer when, and only when, the Receivable shall have been paid in full, repurchased by the Seller or purchased by the Servicer, as the case may be.

(f) If at any time the Depositor or CRB shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle retail installment sale contract or installment loan to any prospective purchaser, lender or other transferee, it shall provide such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, indicate clearly and unambiguously that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee (unless such Receivable has been paid in full, repurchased by the Seller or purchased by the Servicer.

(g) The Servicer shall permit the Trustees and their respective agents at any time during normal business hours, upon reasonably prior notice, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h) Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within five Business Days, a list of all Receivables (by Contract number and name of Obligor) then held as part of the Issuer, together with a reconciliation of such list to the Schedule of Receivables furnished prior to such request indicating removal of Conveyed Assets from the Trust.

Section 10.03. Notices. All demands, notices, communications and instructions upon or to the Depositor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt:

50

(a)    in the case of the Depositor, to:

California Republic Funding, LLC

18400 Von Karman, Suite 1100

Irvine, California 92612

Attention: General Counsel

Facsimile No. (949) 270-9799

with a copy to

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

Attention: General Counsel

Facsimile No. (949) 270-9799

(b)    in the case of the Servicer, the Administrator and Custodian, to:

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

Attention: General Counsel

Facsimile No. (614) 480-5404;

(c)    in the case of Indenture Trustee, to:

U.S. Bank National Association

190 South LaSalle Street

7th Floor Mail Code MK-IL-SL7R

Chicago, Illinois 60603

Attention: Structured Finance – California Republic Auto Receivables Trust 2016-1

(d)    in the case of the Issuer or the Owner Trustee, to:

Wilmington Trust

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile No. (302) 651-8882;

(e)    in the case of any Backup Servicer, to the address identified in the related joinder hereto executed by such Backup Servicer;

(f)    in the case of the Asset Representations Reviewer, to:

51

Center Street Finance

200 North Mesquite Street Suite 202

Arlington, Texas 76011

Attention: Chris Hawke

Facsimile No. (214) 853-5870;

(g)    in the case of DBRS, to:

DBRS, Inc.

140 Broadway

New York, New York 10005

Facsimile No. (212) 806-3201

abs_surveillance@dbrs.com; and

(h)    in the case of Standard & Poor’s, to:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Attention: Asset Backed Surveillance Department

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.04. Assignment by the Depositor or the Servicer.

(a) Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.04, 8.02 and 10.04(b), this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustees and Holders of Notes evidencing at least 66 2/3% of the Note Balance of the Controlling Class.

(b) The Depositor hereby acknowledges and consents to the Grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Trust Estate and the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

Section 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Depositor, the Issuer, the Trustees and the Noteholders and their successor and permitted assigns, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

52

Section 10.07. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be an original, but all of which shall together constitute but one and the same instrument.

Section 10.08. Table of Contents and Headings. The Table of Contents and the various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

Section 10.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.10. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 10.11. No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute either party the agent of the other. No party shall hold itself out contrary to the terms of this Section nor become liable by any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

Section 10.12. Confidential Information. The Issuer agrees that it will neither use nor disclose to any Person names and addresses of the Obligors or any other personally identifiable information of an Obligor, except in connection with the enforcement of the Issuer’s rights hereunder, under the Receivables, under the Receivables Purchase Agreement, or any other Basic Document, or as required by any of the foregoing or by Applicable Law.

53

Section 10.13. Nonpetition Covenant. Each of the parties hereto covenants that it will not at any time institute against, or join any Person in instituting against, the Issuer or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law in connection with any obligations relating to the Basic Documents, and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer or the Depositor.

Section 10.14. Limitation of Liability of Trustees.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Wilmington Trust in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by U.S. Bank, not in its individual capacity but solely as Indenture Trustee, and in no event shall U.S. Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein.

(c) The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, U.S. Bank and CRB, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide U.S. Bank and CRB, as the case may be, with such information as either may request in order for U.S. Bank and CRB to satisfy the requirements of the Patriot Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CALIFORNIA REPUBLIC FUNDING, LLC

By:
Name:
Title:

CALIFORNIA REPUBLIC BANK

By:
Name:
Title:

2016-1 Sale and Servicing Agreement

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

2016-1 Sale and Servicing Agreement

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2016-1

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

2016-1 Sale and Servicing Agreement

EXHIBIT A

LOCATION OF RECEIVABLE FILES

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

Iron Mountain

1025 -1035 North Highland Avenue

Los Angeles, California 90038

Iron Mountain

1340 East 6th Street

Los Angeles, California 90021

Iron Mountain

890 Pilot Road

Las Vegas, Nevada 89119

Iron Mountain

4105 North Lamb Boulevard

Las Vegas, Nevada 89110

Iron Mountain

3051 North Marion Drive, Suite 101

Las Vegas, Nevada 89120

Iron Mountain

4105 North Lamb Boulevard

Las Vegas, Nevada 89110

A-1

EXHIBIT B

FORM OF SERVICER’S MONTHLY CERTIFICATE

PURSUANT TO SECTION 4.09 OF THE SALE AND SERVICING AGREEMENT

[Determination Date]

This Servicer’s Monthly Certificate is delivered in connection with the sale by California Republic Bank, a California corporation licensed and authorized to transact a banking business (“CRB”) to California Republic Auto Receivables Trust 2016-1 (the “Issuer”) of the Depositor Conveyed Assets pursuant to a sale and servicing agreement, dated as of March 1, 2016 (the “Sale and Servicing Agreement”), among the Issuer, California Republic Funding LLC, CRB and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not defined herein shall have the meaning assigned thereto in the Sale and Servicing Agreement.

The undersigned, a Responsible Officer of CRB, hereby certifies that:

(a) No Event of Default or Servicer Termination Event has occurred and is continuing; and

(b) The information contained in Annex A, attached hereto, is complete and accurate and among other things, contains all information necessary to make the payments to be made on the                     , 20     Payment Date pursuant to Section 5.04 of the Sale and Servicing Agreement for this Collection Period.

IN WITNESS WHEREOF, the undersigned, in my capacity as a Responsible Officer of CRB as specified below, has caused this certificate to be executed as of the date first above written.

Name:
Title:

B-1

Annex A

[EXCEL Spread Sheet Attached]

B-2

EXHIBIT C

FORM OF SERVICER’S ANNUAL CERTIFICATION

PURSUANT TO SECTION 4.10 OF THE SALE AND SERVICING AGREEMENT

            , 20

This Servicer’s Annual Certification is delivered pursuant to a sale and servicing agreement, dated as of March 1, 2016 (the “Sale and Servicing Agreement”), among California Republic Auto Receivables Trust 2016-1, California Republic Funding, LLC, California Republic Bank, as servicer (the “Servicer”), and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not defined herein shall have the meaning assigned thereto in Appendix A to the Sale and Servicing Agreement.

The undersigned, a Responsible Officer of the Servicer, hereby certifies that:

1. A review of the activities of the Servicer and of the performance of their respective obligations under the Sale and Servicing Agreement during the period from             , 20     to and including             , 20     (the “Review Period”) was conducted under my supervision.

2. Based on my knowledge and such review, except as otherwise disclosed pursuant to paragraph 3 below, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement during the applicable Review Period and there is no significant deficiency known by me with respect to the applicable Review Period which has not been disclosed herein.

3. Based on such review, to my knowledge, the following is a description of each significant deficiency during the Review Period in the performance of the Servicer’s obligations under the provisions of the Sale and Servicing Agreement, which sets forth in detail (i) the nature and status of each such deficiency and (ii) the action taken by the Servicer, if any, to remedy each such deficiency: [List Out]

IN WITNESS WHEREOF, the undersigned, in my capacity as specified below, has caused this certificate to be executed as of the date first above written.

Dated:	Name: Title:

C-1

EXHIBIT D

FORM OF SERVICER’S SARBANES-OXLEY ACT CERTIFICATION

Re:	California Republic Bank Auto Receivables Trust 2016-1

I,             , certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of California Republic Bank Auto Receivables Trust 2016-1 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Date:

By:
Name:
Title:

D-1

SCHEDULE A

SCHEDULE OF RECEIVABLES

[On file with the Servicer and the Backup Servicer]

SA-1

SCHEDULE B

Part I. Form 10-D Disclosure Items

FORM 10-D DISCLOSURE ITEMS

Item on Form 10-D	Responsible Party

Item 1: Distribution and Pool Performance Information

Information included in the Monthly Investor Report	Servicer Administrator

Any information required by 1121 which is NOT included on the Monthly Investor Report	Depositor

Item 2: Legal Proceedings

Any legal Proceeding pending against the following entities or their respective property, that is material to noteholders, including any Proceeding known to be contemplated by governmental authorities:

Issuing Entity (Trust Fund)	Depositor

Sponsor (Seller)	Seller (if a party to the Sales and Servicing Agreement) or Depositor

Depositor	Depositor

Indenture Trustee	Indenture Trustee

Administrator	Administrator

Servicer	Servicer

Owner Trustee	Owner Trustee

1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Servicer or Administrator)	Depositor

Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Administrator

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Administrator Indenture Trustee

FORM 10-D DISCLOSURE ITEMS (continued)

Item on Form 10-D	Responsible Party

Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

Determining applicable disclosure threshold	Depositor

Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

Item 1115(b) – Derivative Counterparty Financial Information*

Determining current maximum probable exposure	Depositor

Determining current significance percentage	Depositor

Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Monthly Statement to Noteholders	Administrator

Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Part II. Form 8-K Reportable Events

FORM 8-K REPORTABLE EVENTS

Item on Form 8-K	Responsible Party

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus.

All parties as to themselves

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties as to themselves

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor

Sponsor (Seller)	Depositor/Sponsor (Seller)

Depositor	Depositor

Servicer	Servicer

Affiliated Servicer	Servicer

Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer

Other material servicers	Servicer

Indenture Trustee	Indenture Trustee

Administrator	Administrator

Significant Obligor	Depositor

Credit Enhancer (10% or more)	Depositor

Derivative Counterparty	Depositor

Owner Trustee	Owner Trustee

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the noteholders.

Depositor Servicer Administrator

FORM 8-K REPORTABLE EVENTS (continued)

Item on Form 8-K	Responsible Party

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Sale and Servicing Agreement.

Administrator Indenture Trustee Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Administrator

Requires disclosure of any removal, replacement, substitution or addition of any Servicer, affiliated servicer, and other servicer servicing 10% or more of pool assets at time of report, other material servicers or Indenture Trustee.

A change of both – Depositor A change of Servicer or Administrator - Servicer/Administrator/Depositor/

Reg AB disclosure about any new servicer or Servicer is also required.	Servicer/Depositor

Reg AB disclosure about any new Indenture Trustee is also required.	New Indenture Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

N/A

Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Servicer Indenture Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	Depositor

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to noteholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party, as applicable, for reporting/disclosing the financial statement or exhibit

Part III: Form 10-K Disclosure Items

FORM 10-K DISCLOSURE ITEMS
Item on Form 10-K	Responsible Party

Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Depositor

Additional Item: Disclosure per Item 1117 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Depositor as to the issuing entity, (iii) the Depositor as to the sponsor, any 1106(b) originator, any 1100(d)(1) party

Additional Item: Disclosure per Item 1119 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Depositor as to he sponsor, originator, significant obligor, enhancement or support provider

Additional Item: Disclosure per Item 1112(b) of Reg AB	Depositor/ Servicer

Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Depositor

Part IV: Servicing Criteria

Reg AB Reference	Servicing Criteria	Responsible Party
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer Backup Servicer

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Servicer

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable is mathematically accurate and the information conveyed accurately reflects the information

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Servicer

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer Indenture Trustee

Reg AB Reference	Servicing Criteria	Responsible Party

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Indenture Trustee

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Servicer

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.	Servicer

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Servicer

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Servicer Indenture Trustee

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Servicer

Reg AB Reference	Servicing Criteria	Responsible Party

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Servicer

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	Servicer

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt and identification, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Servicer

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Servicer

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Servicer

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A

Reg AB Reference	Servicing Criteria	Responsible Party

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	N/A

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

EXHIBIT E

BACKUP SERVICER DUTIES

Duties of Backup Servicer

California Republic Auto Receivables Trust 2016-1

One-time, Upfront Duties

•	The Backup Servicer will request an initial extract file specific to CRART 2016-1 from Servicer. The Backup Servicer’s extract file layout will be provided to Servicer;

•	Information from the initial extract file received from Servicer will be mapped to the Backup Servicer’s system within 60 days of receipt of the complete file;

•	The Backup Servicer will compare information from the initial extract file to initial monthly certificate and further determine that the monthly servicer’s report is complete on its face. The Backup Servicer will (1) verify the aggregate outstanding balance of Receivables at the beginning of the related collection period, (2) verify the number and principle balance of delinquent and defaulted Receivables at the close of the related collection period and (3) verify the aggregate outstanding balance of Receivables at the close of the related collection period. This verification will compare the information on the monthly servicer’s report to the information produced on The Backup Servicer’s system from the monthly extract file received from Servicer.

Monthly Duties

•	The Backup Servicer will store the monthly extract file received from Servicer;

•	The Backup Servicer will load the information from the monthly extract file to its system within seven business days of receipt of the complete file;

•	The Backup Servicer will review the monthly servicer’s report and determine that the monthly servicer’s report is complete on its face. The Backup Servicer will (1) verify the aggregate outstanding balance of Receivables at the beginning of the related collection period, (2) verify the number and principle balance of delinquent and defaulted Receivables at the close of the related collection period and (3) verify the aggregate outstanding balance of Receivables at the close of the related Collection Period;

•	In the event of any discrepancy on the Monthly Servicer’s Certificate, the Backup Servicer will promptly notify Servicer of any discrepancies;

•	Warm backup servicing duties assume a readiness state that would allow the Backup Servicer to convert and transfer the portfolio as soon as reasonably practical (not immediately) upon the formal request for transfer notice.

E-1

APPENDIX A

USAGE AND DEFINITIONS

USAGE

The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:

(i) All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.

(ii) Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under generally accepted accounting principles as in effect in the United States on the date of such agreement, certificate or other document. To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in the United States, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.

(iii) References to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to an agreement that incorporates this Appendix as a whole and not to any particular part, Article or Section within such agreement. References in an agreement to “Article”, “Section”, “Exhibit”, “Schedule”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, subsection or other subdivision of or an attachment to such agreement. The term “or” means “and/or” and the term “including” means “including without limitation”.

(iv) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(v) Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(vi) References to a Person are also to its permitted successors and assigns.

(vii) References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds; and the term “proceeds” has the meaning ascribed to such term in the UCC.

(viii) Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(ix) In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.

DEFINITIONS

“Accrued Class A-1 Note Interest” means, with respect to any Payment Date, the sum of the Class A-1 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-1 Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class A-2 Note Interest” means, with respect to any Payment Date, the sum of the Class A-2 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-2 Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class A-3 Note Interest” means, with respect to any Payment Date, the sum of the Class A-3 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-3 Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class A-4 Note Interest” means, with respect to any Payment Date, the sum of the Class A-4 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-4 Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class C Note Interest” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Accrued Interest for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of March 1, 2016, among the Issuer, CRB, as Administrator, the Owner Trustee and the Indenture Trustee.

“Administrator” means CRB, or any successor Administrator under the Administration Agreement.

AA-2

“ADR Organization” means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by CRB.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Advance” means any advance that the Servicer makes pursuant to Section 5.07 of the Sale and Servicing Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Office” means the office of the Issuer maintained pursuant to Section 3.02 of the Indenture.

“Aggregate Note Amount” means the total of the applicable amounts of principal and interest to be paid on each Class of Notes pursuant to Section 12.05 of the Indenture.

“Amount Financed” means, with respect to any Receivable, the original principal amount that the Obligor is required to pay under the related Contract, including repayment of amounts advanced toward the purchase price of the Financed Vehicle and any related costs and other amounts financed under the related Contract, exclusive of any amount advanced during the term of the Contract for the premiums for force-placed physical damage insurance covering the Financed Vehicle, it being understood that the Amount Financed includes amounts allocable to prepaid finance charges due under the related Contract.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the annual contractual rate of interest stated in the related Contract as being payable by the Obligor, it being understood that this is not necessarily the “annual percentage rate” as disclosed in the Contract for such Receivable pursuant to the federal Truth in Lending Act.

“Applicable FATCA Law” means in applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Basic Documents in effect from time to time that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Applicable Payment Date” means the date determined by the Indenture Trustee pursuant to Section 12.05 of the Indenture.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of March 1, 2016, among the Issuer, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Center Street Finance, LP, a Texas limited partnership.

“Authorized Officer” means, with respect to (i) the Issuer, (a) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of authorized officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of authorized officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) any other Person, any president, Vice President, treasurer, assistant treasurer, secretary, assistant secretary or any other officer of such Person who customarily performs functions similar to those performed by any of the foregoing having direct responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Available Collections” means, with respect to any Payment Date and the related Collection Period, the sum of (i) all Obligor payments relating to interest and principal received by the Servicer with respect to the Receivables during the related Collection Period after the Cutoff Date (other than amounts comprising the Supplemental Servicing Fee), (ii) all Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables), Recoveries and Dealer Recourse payments received with respect to the Receivables during such Collection Period, (iii) the aggregate Purchase Prices and any Optional Purchase Price deposited in the Collection Account on the related Payment Date, (iv) all prepayments received with respect to the Receivables attributable to any refunded item included in the Amount Financed of any Receivable, including amounts received as a result of rebates of extended warranty contract costs and proceeds received under physical damage, theft, credit life and credit disability insurance policies, (v) Net Investment Earnings on amounts on deposit in the Collection Account, and (vi) all Advances deposited into the Collection Account by the Servicer on the related Payment Date; provided, however, that Available Collections shall not include any payments or other amounts (including Liquidation Proceeds and Recoveries) received with respect to any (a) Purchased Receivable, the Purchase Price for which was included in Available Collections for a previous Payment Date and (b) Receivable to the extent that the Servicer has made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from payments in respect of such Receivables or other Receivables or other amounts pursuant to Section 5.07 of the Sale and Servicing Agreement.

“Available Funds” means, with respect to any Payment Date and the related Collection Period, an amount equal to the sum of (i) Available Collections and (ii) the Reserve Account Draw Amount, if any.

“Available Funds Shortfall Amount” means, with respect to any Payment Date and the related Collection Period, the amount by which the amounts required to be paid pursuant to clauses (i) through (vii) of Section 5.04(a) of the Sale and Servicing Agreement exceeds Available Collections.

“Backup Servicer” means any backup servicer of the Receivables appointed pursuant to Section 7.02 of the Sale and Servicing Agreement following the occurrence of a Backup Servicer Appointment Event.

“Backup Servicer Appointment Date” means the date that an entity agrees to become Backup Servicer.

“Backup Servicer Appointment Event” means that (i) CRB is the Servicer and (ii) CRB receives written notice of the determination by the FDIC or other appropriate banking regulatory agency, that CRB has ceased to meet the FDIC criteria of a “well capitalized bank”, as finally determined by the FDIC or other appropriate banking regulatory agency using the method agreed upon by the Federal Financial Institutions Examination Council.

“Backup Servicing Fee” means the fee payable to the Backup Servicer, if and when appointed pursuant to Section 7.02 of the Sale and Servicing Agreement, which shall be $4,500 per month or less, plus reasonable expenses.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101 et seq.

“Basic Documents” means the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Notes, the Certificates, the Underwriting Agreement, the Certificate Purchase Agreements, the Placement Agency Agreement, the Receivables Purchase Agreement, the Administration Agreement and the Asset Representations Review Agreement.

“Benefit Plan” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) a “plan” as described in Section 4975 of the Code, including individual retirement accounts or Keogh Plans, that are not exempt under Section 4975(g) of the Code and (iii) any entities whose underlying assets are considered to include “plan assets” of any such employee benefit plan or plan by reason of Department of Labor regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise.

“Bipartisan Budget Act” means the Bipartisan Budget Act of 2015, (Pub. L. 114-74 (signed into law November 2, 2015)).

“Book-Entry Certificates” means Certificates in which ownership and transfers shall be made through book entries by a Depository as described in Section 3.09 of the Trust Agreement.

“Book-Entry Notes” means Notes in which ownership and transfers shall be made through book entries by a Depository as described in Section 2.11 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which national banking institutions or commercial banking institutions in the State of Illinois, State of New York or the State of California are authorized or required by law, executive order or governmental decree to be closed or any day on which the Federal Reserve Bank of San Francisco is closed.

“California Military Families Financial Relief Act” means Sections 800 through 812 of the California Military and Veterans Code.

“Certificate” has the meaning set forth in the Trust Agreement.

“Certificate Depository Agreement” means the agreement, dated the Closing Date, between the Issuer and DTC, the initial Depository, relating to the Certificates.

“Certificate Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01(a) of the Trust Agreement.

“Certificate of Trust” means the Certificate of Trust, substantially in the form of Exhibit B to the Trust Agreement filed for the Issuer pursuant to Section 3810(a)(1) of the Statutory Trust Statute.

“Certificate Owner” means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Depository or a Person maintaining an account with the Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of the Depository).

“Certificate Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.13 of the Trust Agreement to make or cause to be made payments to and distributions from the Certificate Distribution Account in accordance with the terms of the Trust Agreement, and shall initially be U.S. Bank.

“Certificate Paying Agent’s Corporate Office” means (i) as long as the Certificate Paying Agent is U.S. Bank, the Corporate Trust Office of the Indenture Trustee, and (ii) thereafter, a designated office of the Certificate Paying Agent.

“Certificate Purchase Agreement” means a purchase agreement for the sale of Certificates between the Depositor and a purchaser of Certificates, substantially in the form attached to the Trust Agreement as Exhibit C, pursuant to which Certificates will be purchased.

“Certificateholder” means a Person in whose name a Certificate is registered.

“Certifying Person” means an individual who signs the Sarbanes-Oxley Act Certification.

“Certification Parties” means, collectively, the Certifying Person and the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” means each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A Note Balance” means, at any time, the sum of the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance at such time.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring on March 15, 2017.

“Class A-1 Interest Rate” means 0.68000% per annum (computed on the basis of the actual number of days elapsed in the related Interest Period divided by 360).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-1 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-1 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A-1 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-1 Interest Rate for the related Interest Period.

“Class A-1 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes at the Class A-1 Interest Rate on the Class A-1 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class A-1 Noteholders on or prior to such preceding Payment Date.

“Class A-1 Notes” means the Class of Notes designated as “Class A-1 Notes”, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring on December 17, 2018.

“Class A-2 Interest Rate” means 1.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2 Note Balance” means, at any time, the Initial Class A-2 Note Balance reduced by all payments of principal made prior to such time on the Class A-2 Notes.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

“Class A-2 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-2 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-2 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A-2 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-2 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-2 Interest Rate for the related Interest Period.

“Class A-2 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-2 Notes at the Class A-2 Interest Rate on the Class A-2 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class A-2 Noteholders on or prior to such preceding Payment Date.

“Class A-2 Notes” means the Class of Notes designated as “Class A-2 Notes”, issued in accordance with the Indenture.

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring on May 15, 2020.

“Class A-3 Interest Rate” means 1.89% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-3 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-3 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A-3 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-3 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-3 Interest Rate for the related Interest Period.

“Class A-3 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-3 Notes at the Class A-3 Interest Rate on the Class A-3 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class A-3 Noteholders on or prior to such preceding Payment Date.

“Class A-3 Notes” means the Class of Notes designated as “Class A-3 Notes”, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring on October 15, 2021.

“Class A-4 Interest Rate” means 2.24% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-4 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-4 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A-4 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-4 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-4 Interest Rate for the related Interest Period.

“Class A-4 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-4 Notes at the Class A-4 Interest Rate on the Class A-4 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class A-4 Noteholders on or prior to such preceding Payment Date.

“Class A-4 Notes” means the Class of Notes designated as “Class A-4 Notes”, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring on February 15, 2022.

“Class B Interest Rate” means 3.43% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date.

“Class B Notes” means the Class of Notes designated as “Class B Notes”, issued in accordance with the Indenture.

“Class C Final Scheduled Payment Date” means the Payment Date occurring on December 15, 2022.

“Class C Interest Rate” means 4.56% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class C Note Balance” means, at any time, the Initial Class C Note Balance reduced by all payments of principal made prior to such time on the Class C Notes.

“Class C Noteholder” means the Person in whose name a Class C Note is registered on the Note Register.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class C Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class C Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on the preceding Payment Date, to the extent permitted by law, at the Class C Interest Rate for the related Interest Period.

“Class C Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Interest Rate on the Class C Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class C Noteholders on or prior to such preceding Payment Date.

“Class C Notes” means the Class of Notes designated as “Class C Notes”, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, which initially shall be DTC.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means March 17, 2016.

“Code” means the Internal Revenue Code of 1986, and applicable Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such pursuant to Section 5.01(a) of the Sale and Servicing Agreement, which has been established by the Indenture Trustee and is to be maintained by the Indenture Trustee as an Eligible Account.

“Collection Period” means, with respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs; provided, however, that the first Collection Period shall commence on the day immediately following the Cutoff Date and end on and include the last day of the calendar month immediately preceding the first Payment Date.

“Commission” means the U.S. Securities and Exchange Commission.

“Contract” means, with respect to Receivable, a motor vehicle retail installment sale contract or a motor vehicle installment loan originated, purchased or otherwise acquired by the Seller and made part of the Conveyed Assets.

“Controlling Class” means, so long as any Notes are Outstanding, (i) until the Class A Note Balance has been reduced to $0, the Class A Notes, (ii) after the Class A Note Balance has been reduced to $0, the Class B Notes, and (iii) after the Class A Note Balance and the Class B Note Balance have been reduced to $0, the Class C Notes.

“Conveyed Assets” means (without duplication), all right, title and interest in and to:

(i) the Receivables and all moneys received thereon after the Cutoff Date;

(ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and in any other property securing the Receivables, and any other interest of the originator of any Receivable in such Financed Vehicles;

(iii) any other property securing any Receivable;

(iv) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any Liquidation Proceeds;

(v) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement and any other rights and benefits but none of the obligations or burdens under the Dealer Agreements;

(vi) all rights under any Service Agreements;

(vii) the Receivable Files;

(viii) any proceeds of Dealer Recourse that relate to the Receivables;

(ix) the right to realize upon any property (including the right to receive future Liquidation Proceeds and Recoveries) that shall have secured a Receivable and that have been repossessed pursuant to the terms of such Receivable;

(x) to the extent such rights have been transferred to the Depositor, all rights of the Servicer to service the Receivables;

(xi) all (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in clauses (i) through (x) above; and

(xii) all proceeds and investments with respect to clauses (i) through (xi) above.

“Corporate Trust Office” means, with respect to (i) the Indenture Trustee, the office at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at (a) for Security transfer purposes, 111 Fillmore Street, St. Paul, MN 55107-1402, Attention: Bondholder Services, and (b) for all other purposes, 190 South LaSalle Street, 7th Floor Mail Code MK-IL-SL7R, Chicago, IL 60603, Attention: Structured Finance – California Republic Auto Receivables Trust 2016-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Issuer, the Depositor, the Servicer and Noteholders, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Issuer, the Depositor, the Servicer and Noteholders, or (ii) the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Indenture Trustee and Certificateholders, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee to the Certificateholders, the Depositor, the Servicer, the Indenture Trustee and Certificateholders.

“CRB” means California Republic Bank, a California corporation authorized to transact a banking business.

“CRB Basic Documents” means the Basic Documents to which CRB is a party.

“Custodian” means any custodian appointed pursuant to Section 3.05 or Section 3.09 of the Sale and Servicing Agreement, and shall initially be CRB.

“Cutoff Date” means February 29, 2016.

“Cutoff Date Pool Balance” means the Pool Balance as of the Cutoff Date which is $440,000,031.61.

“DBRS” means DBRS, Inc.

“Dealer” means, with respect to any Receivable, the motor vehicle dealer that sold the related Financed Vehicle and who originated and assigned such Receivable to the Seller pursuant to a Dealer Agreement.

“Dealer Agreement” means with respect to Receivables, the agreement between a Dealer and the Seller relating to the origination of, or assignment to the Seller of, the related Receivables.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

“Default” means any event that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable (i) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with the Servicing Standard, (ii) in respect of which the Servicer has repossessed the related Financed Vehicle and such Financed Vehicle has been liquidated during such Collection Period, (iii) in respect of which the Servicer has repossessed the related Financed Vehicle and has held such Financed Vehicle in its or its agent’s repossession inventory for 60 days or more as of the last day of such Collection Period, (iv) which becomes 120 days past due during such Collection Period and in respect of which the related Financed Vehicle is not in repossession inventory or (v) which becomes 180 days past due during such Collection Period.

“Definitive Certificates” means definitive, fully registered Certificates issued pursuant to Section 3.11 of the Trust Agreement.

“Definitive Notes” means definitive, fully registered Notes issued pursuant to Section 2.12 of the Indenture.

“Delinquent” means a Receivable on which more than 95% of a scheduled payment required to be paid by the Obligor is past due.

“Delinquency Trigger” means, for any Collection Period, that the aggregate Principal Balance of Receivables that are 60 days or more Delinquent (but are not Defaulted Receivables) as a percentage of the Pool Balance as of the last day of the Collection Period exceeds (a) 2.00% for the first 12 Collection Periods following the Cutoff Date, (b) 3.50% for the next 12 Collection Periods, (c) 4.00% for the next 12 Collection Periods and (d) 5.75% for the remaining Collection Periods that the Notes are Outstanding.

“Delivery”, when used with respect to Trust Account Property, means:

(i) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (a) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or (b) by delivery thereof to a “clearing corporation” (as defined in Section 8-102 of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate Securities Account of the transferor and increasing the appropriate Securities Account of the Indenture Trustee by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate (in the sole discretion of the Indenture Trustee) to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in Applicable Law or regulations or the interpretation thereof;

(ii) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with Applicable Law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a Securities Intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such Securities Intermediary of entries in its books and records crediting such Trust Account Property to the Indenture Trustee’s Securities Account at the Securities Intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate (in the sole discretion of the Indenture Trustee) to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee, consistent with changes in Applicable Law or regulations or the interpretation thereof;

(iii) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (ii) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian who either (a) becomes the registered owner on behalf of the Indenture Trustee or (b) having previously become the registered owner, acknowledges that it holds for the Indenture Trustee; and

(iv) with respect to any item of Trust Account Property that is a Security Entitlement, causing the Securities Intermediary to indicate on its books and records that such Security Entitlement has been credited to a Securities Account of the Indenture Trustee.

“Depositor” means California Republic Funding, LLC, a Delaware limited liability company.

“Depositor Basic Documents” means the Basic Documents to which the Depositor is a party.

“Depositor Conveyed Assets” has the meaning specified in Section 2.01(a) of the Sale and Servicing Agreement.

“Determination Date” means, with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

“DTC” means The Depository Trust Company.

“Eligible Account” means either (i) a segregated trust account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any State, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a short-term unsecured debt rating of at least “A-2” by Standard & Poor’s and “P-2” by Moody’s Investors Service, Inc.

“Eligible Institution” means (i) the corporate trust department of the Indenture Trustee or Owner Trustee or (ii) a depository institution organized under the laws of the United States or any State, that (a) has either (1) a long-term unsecured debt rating of at least “AA-” by Standard & Poor’s and “A2” by Moody’s Investors Service, Inc. or (2) a short-term unsecured debt rating or certificate of deposit rating of at least “A-2” by Standard & Poor’s and “P-2” by Moody’s Investors Service, Inc. and (b) the deposits of which are insured by the FDIC.

“Eligible Servicer” means, on the Closing Date, CRB, and thereafter any Person that at the time of its appointment as Servicer is legally qualified and has the capacity to service the Receivables.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor thereto in such capacity.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Excess Collections” means, with respect to any Payment Date, any Available Funds remaining after the distributions have been made pursuant to Sections 5.04(a)(i) through (a)(x) of the Sale and Servicing Agreement or Sections 5.04(b)(i) through (b)(v) of the Indenture, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K or Form 10-K, required to be filed by the Issuer under the Exchange Act.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC Rule” means the “Treatment of financial assets transferred in connection with a securitization or participation” adopted by the FDIC, as codified at 12 CFR §360.6, subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time or by a court of competent jurisdiction.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date, (v) the Class B Notes, the Class B Final Scheduled Payment Date, and (vi) the Class C Notes, the Class C Final Scheduled Payment Date.

“Financed Vehicle” means a new or used automobile, light-duty truck or sport utility vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the related Contract.

“Financial Asset” means a “financial asset” as defined in Section 8-102(a)(9) of the UCC.

“First Allocation of Principal” means, for any Payment Date and the related Collection Period, an amount not less than zero equal to the excess, if any, of (i) the Class A Note Balance as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date or with respect to the first Payment Date, as of the Closing Date) over (ii) the Pool Balance as of the last day of such Collection Period; provided, that the First Allocation of Principal on and after (a) the Class A-1 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Class A-1 Note Balance to zero, (b) the Class A-2 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Class A-2 Note Balance to zero, (c) the Class A-3 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Class A-3 Note Balance to zero and (d) the Class A-4 Final Scheduled Payment Date will not be less than the amount that is necessary to reduce the Class A-4 Note Balance to zero.

“Form 8-K Reportable Event” means any event required to be reported on Form 8-K, including each event specified on Part II of Schedule B (i) for which such Person is the responsible party and (ii) of which such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person) has actual knowledge.

“Form 10-D Disclosure Item” means, with respect to any Person, any event specified in Part I of Schedule B for which such Person is the responsible party, if such Person, or in the case of either Trustee, a Responsible Officer of such Person, has actual knowledge of such event.

“Form 10-K Disclosure Item” means, with respect to any Person, (i) any Form 10-D Disclosure Item and (ii) any additional items specified in Part III of Schedule B for which such Person is the responsible party, or if such Person is either Trustee, a Responsible Officer of such Person, has actual knowledge of such event.

“Governmental Authority” means the government of the United States or any political subdivision thereof, whether State, federal or local, and any agency, authority, instrumentality, regulatory body, court, administrative court or judge, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Grantor Trust” means a trust that is classified as a trust under Treasury Regulations Section 301.7701-4(c) and the certificates of which represent “ownership” of the trust within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code (Sections 671 through 679) and the Treasury Regulations interpreting the same.

“Holder” means a Certificateholder or a Noteholder, as the context may require.

“Independent” means, with respect to any Person, that such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture or TIA, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Indenture” means the Indenture, dated as of March 1, 2016, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank, in its capacity as Indenture Trustee under the Indenture, and its successors in such capacity.

“Initial Class A-1 Note Balance” means $61,800,000.

“Initial Class A-2 Note Balance” means $120,000,000.

“Initial Class A-3 Note Balance” means $110,000,000.

“Initial Class A-4 Note Balance” means $109,480,000.

“Initial Class B Note Balance” means $26,400,000.

“Initial Class C Note Balance” means $12,320,000.

“Initial Note Balance” means the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance, the Initial Class B Note Balance or the Initial Class C Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Insolvency Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or any part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency, receivership or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and, if involuntary, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be ordered; or (ii) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency, receivership or other similar law now or hereafter in effect, or the application or consent by such Person to the entry of or failure to contest in a timely and appropriate manner an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally, or the admission in writing its inability, to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insurance Proceeds” means proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance relating to a Receivable, other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under the related insurance policy.

“Interest Period” means, with respect to each Payment Date, in the case of (i) the Class A-1 Notes, the period from and including the preceding Payment Date to, but excluding the current Payment Date (or from and including the Closing Date, in the case of the first Payment Date), or (ii) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the period from and including the 15th day of each calendar month preceding each Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the following month.

“Interest Rate” means, with respect to (i) the Class A-1 Notes, the Class A-1 Interest Rate, (ii) the Class A-2 Notes, the Class A-2 Interest Rate, (iii) the Class A-3 Notes, the Class A-3 Interest Rate, (iv) the Class A-4 Notes, the Class A-4 Interest Rate, (v) the Class B Notes, the Class B Interest Rate or (vi) the Class C Notes, the Class C Interest Rate.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Property” means “investment property” within the meaning of Section 9-102 of the UCC.

“IRS” means the Internal Revenue Service.

“Issuer” means California Republic Auto Receivables Trust 2016-1, a Delaware statutory trust.

“Issuer Basic Documents” means the Basic Documents to which the Issuer is a party.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any Authorized Officer and delivered to the Indenture Trustee by the Administrator, if signed by an officer of the Administrator, or at the written direction of the Depositor, if signed by an officer of the Owner Trustee.

“Item 1119 Party” means the Depositor, the Seller, the Servicer, the Trustees, the Asset Representations Reviewer and any other material transaction party.

“Lien” means a security interest, lien, charge, pledge or encumbrance of any kind.

“Liquidation Proceeds” means with respect to any Receivable that becomes a Defaulted Receivable, the moneys collected in respect thereof, from whatever source, during or after the Collection Period in which such Receivable became a Defaulted Receivable, including liquidation of the related Financed Vehicle, Insurance Proceeds, Dealer Recourse or any recourse under a Dealer Agreement or Service Agreement and indemnities by the related Obligors, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to such liquidation and any amounts required by Applicable Law to be remitted to the related Obligor; provided, however, that no Purchase Price will constitute Liquidation Proceeds.

“Material Adverse Effect” shall mean a material adverse change in the ability of a Person to perform its obligations or enforce its rights under the Sale and Servicing Agreement or any other Basic Document.

“Monthly Remittance Condition” means that (i) CRB, or its successor, is the Servicer, (ii) no Servicer Termination Event exists and (iii) with respect to (a) Standard & Poor’s, CRB’s short-term unsecured debt is rated at least “A-1” by Standard & Poor’s and (b) DBRS, CRB’s short-term unsecured debt is rated at least “R-2 (middle)” by DBRS.

“Net Investment Earnings” means, with respect to a Trust Account and any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds in Permitted Investments in accordance with Section 5.01(b) of the Sale and Servicing Agreement exceeds the aggregate of all losses and expenses incurred during such period with respect to such funds.

“Nonrecoverable Advance” means any Advance made or proposed to be made which the Servicer in good faith believes is not, or if made would not be, ultimately recoverable from Liquidation Proceeds. In determining whether an Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts by deficiency judgment.

“Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note or Class C Note, in each case substantially in the forms of Exhibit A to the Indenture.

“Note Balance” means, at any time, the aggregate principal amount of all Notes that are Outstanding at such time or the aggregate principal amount of all Notes of the Controlling Class or a particular Class that are Outstanding at such time, as the context requires.

“Note Depository Agreement” means the agreement, dated the Closing Date, between the Issuer and DTC, as the initial Depository, relating to the Notes.

“Note Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a seven-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the close of business on such Payment Date divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date. The decimal figure referred to in the immediately preceding sentence will be 1.0000000 as of the Closing Date; thereafter, it will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Depository or a Person maintaining an account with the Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of the Depository).

“Note Register” has the meaning specified in Section 2.04(a) of the Indenture.

“Note Registrar” means the registrar at any time of the Note Register, appointed pursuant to Section 2.04(a) of the Indenture.

“Noteholder” means each Person in whose name a Note is registered in the Note Register.

“Obligor” means, with respect to any Receivable, the Person obligated on the related Contract, and any other Person obligated to make payments under the Receivable, including any Person that executes a guarantee on behalf of such Obligor.

“Offering Memorandum” means the offering memorandum, dated March 11, 2016, relating to the Certificates.

“Officer’s Certificate” means, with respect to the Issuer, the Depositor, the Servicer or any other entity, a certificate signed by any Authorized Officer of the Issuer, the Depositor, the Servicer or such other entity, as the case may be.

“Opinion of Counsel” means one or more written opinions of counsel, who may be an employee of counsel to the Seller, the Depositor, the Servicer or the Issuer, which counsel shall be acceptable to the applicable recipient and which shall be addressed to the Owner Trustee and/or the Indenture Trustee, as applicable, and which shall be at the expense of the Person required to provide such an Opinion of Counsel.

“Optional Purchase” has the meaning set forth in Section 9.01(a) of the Sale and Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 9.01(a) of the Sale and Servicing Agreement.

“Original Trust Agreement” means the Trust Agreement, dated as of January 27, 2016 between the Depositor and the Owner Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders; provided, however, that if such Notes are to be redeemed, notice of such redemption must have been duly given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related Class or Classes are owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledge establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates.

“Owner Trustee” means Wilmington Trust, not in its individual capacity but solely in its capacity as Owner Trustee under the Trust Agreement, and its successors in such capacity.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards specified in Section 6.11 of the Indenture and is authorized by the Issuer to make or cause to be made payments to and distributions from the Collection Account, the Principal Distribution Account and the Reserve Account in accordance with the terms of the Indenture and the Sale and Servicing Agreement.

“Payment Date” means the 15th day of each calendar month beginning April 15, 2016; provided, however, that whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used in the Basic Documents, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Percentage Interest” means, with respect to any Certificate, the percentage specified on such Certificate as such, which percentage represents the beneficial ownership interest of the Holder of such Certificate in the Issuer. The sum of all Percentage Interests will equal 100%.

“Performance Certification” means each certification delivered to the Certifying Person pursuant to Section 4.19 of the Sale and Servicing Agreement.

“Permitted Investments” means anyone or more of the following types of investments:

(i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(ii) demand deposits, money market deposit accounts, time deposits or certificates of deposit of any depository institution (including the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates) or trust company incorporated under the laws of the United States or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (i) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from DBRS of at least “R-1 (low)” (if rated by DBRS) and from Standard & Poor’s of at least “A-1”;

(iii) commercial paper (including commercial paper of the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from DBRS of at least “R-1 (low)” (if rated by DBRS) and the highest rating category from Standard & Poor’s;

(iv) investments in money market funds (including funds for which the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from DBRS of at least “AAA” (if rated by DBRS) and from Standard & Poor’s of at least “AAA” and which fully qualify for the exemption from withholding tax on dividends under Section 871(k) or 881(e) of the Code (not taking into account any of the exceptions contained in Section 871(k) and 881(e) that are based on the identity of the applicable holder);

(v) banker’s acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above; and

(vii) any other investments that satisfy the investment criteria of DBRS and Standard & Poor’s for transactions in which the rated obligations have ratings equal to the highest rating then being assigned by each such Rating Agency to any Class of Notes.

“Permitted Lien” means, with respect to any Receivable or Financed Vehicle, any tax lien, mechanic’s lien or lien that attaches to such Receivable or Financed Vehicle by operation of law and arises solely as a result of an action or omission of the related Obligor.

“Person” means any legal person, including any individual, corporation, estate, partnership, joint venture, association, limited liability company, joint stock company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Placement Agency Agreement” means the Placement Agency Agreement, dated March 11, 2016, among the Placement Agent, CRB and the Depositor, relating to the private placement of the Certificates.

“Placement Agent” means Credit Suisse Securities (USA) LLC, as placement agent with respect to the Notes under the Placement Agency Agreement.

“Plan Asset Regulation” means 29 C.F.R. Section 2510.3-101 issued by the United States Department of Labor, as modified by Section 3(42) of ERISA.

“Pool Balance” means, as of any date, the aggregate Principal Balance of all Receivables as of such date; provided, however, that if the Receivables are purchased by the Servicer pursuant to Section 9.01 of the Sale and Servicing Agreement or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to Section 5.04 of the Indenture, the Pool Balance shall be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Balance” means with respect to any Receivable and any date of determination, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of that portion of all amounts received on or prior to such day with respect to such Receivable and allocable to principal using the Simple Interest Method; provided, however, that the Principal Balance of a (i) Defaulted Receivable shall be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and (ii) Purchased Receivable shall be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Principal Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the prospectus, dated March 9, 2016, relating to the Notes.

“Provided Information” means, with respect to (i) the Indenture Trustee, the Servicing Criteria Assessment provided pursuant to Section 4.17(e) of the Sale and Servicing Agreement by or on behalf of the Indenture Trustee and (ii) the Servicer, the information provided pursuant to Sections 4.10 and 4.11 by or on behalf of the Servicer.

“Protected Purchaser” has the meaning set forth in Section 8-303 of the UCC.

“Purchase Price” means the price at which the Seller must repurchase, or the Seller must purchase, a Receivable in an amount equal to (i) the Principal Balance of such Receivable as of the last day of the Collection Period related to the Payment Date on which the purchase or repurchase occurs, plus (ii) accrued and unpaid interest on such Receivable as of the last date of such Collection Period, together with all unpaid amounts in respect of such Receivable, less (iii) Advances in respect of such Receivable which have not been reimbursed.

“Purchased Receivable” means a Receivable purchased or repurchased, as applicable as of the last day of a Collection Period by or on behalf of the Servicer pursuant to Section 4.07 of the Sale and Servicing Agreement or by or on behalf of the Seller pursuant to Section 3.03 of the Sale and Servicing Agreement.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means either DBRS or Standard & Poor’s.

“Rating Agency Condition” means, with respect to any action, that (a) the Rating Agency has provided a written confirmation that such action will not result in a reduction, withdrawal or downgrade of the then-current rating of any Class of Notes, or (b) the Rating Agency shall have been given the ten days’ (or such shorter period as shall be acceptable to the Rating Agency) prior written notice thereof and shall not have indicated that such action will result in a reduction, withdrawal or downgrade of the then-current rating of any Class of Notes.

“Receivable Files” means the following documents with respect to each Receivable:

(i) the original Contract or, where the original cannot be located, a copy of the original Contract or the fully executed original, electronically authenticated original or “authoritative copy” (within the meaning of Section 9-105 of the UCC) of the Contract, including any written amendments or extensions thereto;

(ii) the original credit application, whether in paper or electronic form, or any copy, duplicate or electronic record thereof;

(iii) the original or replacement certificate of title as issued in paper or electronic form by the appropriate governmental agency in the State in which the Financed Vehicle is titled, or if the original certificate of title is required to be held by the agency, department or office that issued such original certificate of title, a receipt thereof, and such other documents that the Servicer shall keep on file, in accordance with its customary standards, policies and procedures, evidencing the security interest of the Seller in the related Financed Vehicle;

(iv) if the odometer reading of the Financed Vehicle at the time of sale to the Obligor is not listed on the certificate of title or the original credit application, the odometer statement; and

(v) any and all other documents that the Servicer shall have kept on file in accordance with its customary procedures relating to a Contract.

“Receivables” means each motor vehicle loan, motor vehicle retail installment sale contract or other form of financing arrangement and all right, title and interest related thereto and the security therefor and all other rights or interests of the originator and its assigns therein, evidenced by a Contract listed on Schedule A to the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of March 1, 2016, between the Seller and the Depositor.

“Receivables Purchase Price” means $439,952,350.38.

“Record Date” means, unless otherwise specified in any Basic Document, with respect to any Payment Date or Redemption Date, for any (i) Definitive Notes and Definitive Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) Book-Entry Notes or Book-Entry Certificates, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, (i) all amounts received by the Servicer from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus (ii) the sum of (a) expenses incurred by the Servicer in connection with the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer) and (b) all payments required by law to be remitted to the related Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01 of the Indenture.

“Redemption Price” means an amount equal to the sum of (i) unpaid principal amount of the Notes redeemed plus (ii) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to, but excluding, the Redemption Date.

“Regular Principal Distribution Amount” means, for any Payment Date and the related Collection Period, an amount not less than zero equal to the excess of (i) the Note Balance of the Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date or with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for the current Payment Date over (ii) the Pool Balance as of the end of such Collection Period minus the Target Overcollateralization Amount; provided, however, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date for any Class of Notes will not be less than the amount that is necessary to reduce the Note Balance of such Class, as applicable, to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, subject to such clarification and interpretation as may be provided by the Commission or its staff from time to time.

“Repurchase Request” has the meaning specified in Section 3.04(a) of the Sale and Servicing Agreement.

“Requesting Party” has the meaning specified in Section 3.04(a) of the Sale and Servicing Agreement.

“Required Payment Amount” means, with respect to any Payment Date, an amount equal to the amount necessary to make the distributions specified in Sections 5.04(a)(i) through (a)(vii).

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

“Reserve Account Amount” means, with respect to any Payment Date, the amount on deposit in the Reserve Account on such Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account on such immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date), including all interest and other investment earnings (net of losses and investment expenses) earned on the amount on deposit therein.

“Reserve Account Draw Amount” means, for (i) any Payment Date, an amount equal to the lesser of (a) the Available Funds Shortfall Amount, if any, and (b) the Reserve Account Amount and (ii) any Applicable Payment Date, the amount withdrawn from the Reserve Account pursuant to Section 12.05 of the Indenture; provided, however, that the Reserve Account Draw Amount shall equal the Reserve Account Amount if (1) an Event of Default has occurred which has resulted in the acceleration of the Notes pursuant to Section 5.02 of the Indenture, (2) on such Payment Date the sum of Available Collections and the amount on deposit in the Reserve Account equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts required to be paid to the Servicer, the Trustees and any Backup Servicer on such Payment Date, (3) on such Payment Date the Optional Purchase will be exercised or (4) on the last day of the related Collection Period the Pool Balance is zero.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Reserve Account Amount on that Payment Date over (ii) the Reserve Account Required Amount with respect to that Payment Date.

“Reserve Account Initial Deposit” means $1,100,000.

“Reserve Account Required Amount” means, with respect to any Payment Date, the lesser of (i) $1,100,000 (i.e., 0.25% of the Cutoff Date Pool Balance) and (ii) the Note Balance.

“Responsible Officer” means, with respect to (i) CRB, the Servicer or the Depositor, the chairman of the board, the president, any Vice President, the treasurer, any assistant treasurer, the secretary or any assistant secretary thereof or any officer identified to the Indenture Trustee by CRB, the Servicer or the Depositor as having day-to-day responsibilities for the performance of CRB’s, the Servicer’s or the Depositor’s, as the case may be, duties under the Basic Documents, (ii) the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Basic Documents and (iii) the Owner Trustee, any officer in the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Issuer and, with respect to a particular corporate trust matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Review” has the meaning stated in the Asset Representations Review Agreement.

“Review Demand Date” means, for a Review, the date when the Indenture Trustee determines that each of (i) the Delinquency Trigger has occurred and (ii) the required percentage of Noteholders has voted to direct a Review under Section 7.05 of the Indenture.

“Review Notice” means the notice from the Indenture Trustee to the Asset Representations Reviewer and the Servicer notifying the Asset Representations Reviewer to perform a Review.

“Review Receivable” means, for a Review, the Receivables 60 days or more Delinquent as of the last day of the Collection Period before the Review Demand Date stated in the Review Notice.

“Review Report” has the meaning stated in the Asset Representations Review Agreement.

“Rule 17g-5” means Rule 17g-5 under the Exchange Act.

“Rule 17g-5 Website” means the Rule 17g-5 compliant website.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of March 1, 2016, among the Issuer, the Depositor, CRB, as Seller, Servicer, Custodian and Administrator and the Indenture Trustee.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedule of Receivables” means the list of conveyed Receivables attached as Schedule A to the Sale and Servicing Agreement.

“Second Allocation of Principal” means, for any Payment Date and the related Collection Period, an amount not less than zero equal to the excess, if any, of (i) the sum of the Class A Note Balance and the Class B Note Balance as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date or, with respect to the first Payment Date, as of the Closing Date) minus the First Allocation of Principal for the current Payment Date over (ii) the Pool Balance as of the last day of such Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes will not be less than the amount that is necessary to reduce the Note Balance of each such Class, as applicable, to zero (after the application of the First Allocation of Principal).

“Section 941 Effective Date” means the effective date of Section 941 Rules.

“Section 941 Rules” means the regulations required under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Securities” means the Notes and the Certificates.

“Securities Account” means a “securities account” as that term is defined in Section 8-501(a) of the New York UCC.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means a “securities intermediary” as that term is defined in Section 8-102 of the New York UCC.

“Security Entitlement” means a “security entitlement” as that term is defined in Section 8-102 of the New York UCC.

“Securityholders” means the Noteholders and the Certificateholders.

“Seller” means CRB, as the seller of Receivables to the Depositor pursuant to the Receivables Purchase Agreement.

“Service Agreement” means, with respect to a Receivable, any service, repair or warranty agreement with respect to the related Financed Vehicle.

“Servicer” means CRB, as the servicer of the Receivables and each successor to CRB (in the same capacity) pursuant to Section 7.04 or Section 8.03 of the Sale and Servicing Agreement.

“Servicer Basic Documents” means the Basic Documents to which the Servicer is a party.

“Servicer Termination Event” has the meaning set forth in Section 8.01 of the Sale and Servicing Agreement.

“Servicer’s Annual Certification” has the meaning specified in Section 4.10 of the Sale and Servicing Agreement.

“Servicer’s Monthly Certificate” means a certificate of the Servicer delivered pursuant to Section 4.09 of the Sale and Servicing Agreement, substantially in the form of Exhibit B.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Criteria Assessment” means a report of the Indenture Trustee’s assessment of compliance with the Servicing Criteria (as identified substantially in the form of Part IV of Schedule B of the Sale and Servicing Agreement and where the Indenture Trustee is listed as “Responsible Party”) during the immediately preceding calendar year, as set forth under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (provided that such Servicing Criteria Assessment may be revised after the date of this Agreement as agreed by the Depositor and the Indenture Trustee to reflect any guidance with respect to such criteria from the Commission).

“Servicing Fee” with respect to the servicing of the Receivables means, with respect to each Payment Date and the related Collection Period, the sum of (i) an amount equal to the product of (a) 1/12, (b) the Servicing Fee Rate and (c) the Pool Balance as of the first day of such Collection Period and (ii) any Supplemental Servicing Fees.

“Servicing Fee Rate” means 1.00% per annum.

“Servicing Standard” has the meaning set forth in Section 4.01(a) of the Sale and Servicing Agreement.

“Similar Law” means any federal, State, local or non-U.S. law that is similar to Section 406 of ERISA or Section 4975 of the Code.

“Simple Interest Method” means, with respect to a Receivable, the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable interest rate multiplied by the unpaid Principal Balance of such Receivable multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was received by the Servicer. The remainder of such payment is allocable to fees and charges, if any, and to principal in the manner determined at the direction of the Servicer; provided, however, that the Servicer applies Liquidation Proceeds, Insurance Proceeds and amounts in respect of deficiency balances first to unpaid interest, second to principal, third to unpaid late fees and fourth to any receivable relating to the premium paid on any force-placed insurance policy.

“Small Balance Waiver” means a waiver of any unpaid amounts not to exceed $100 owed with respect to a Receivable in connection with its final payout, which is granted by the Servicer in accordance with the Servicing Standard.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Standard & Poor’s Temporary Investment Criteria” means the criteria set forth in that certain “Global Investment Criteria For Temporary Investments In Transaction Accounts,” dated May 31, 2012, by Standard & Poor’s.

“State” means any state or territory of the United States, including the District of Columbia.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Successor Servicer” means the servicer appointed pursuant to Section 3.07(e) of the Indenture.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges, (iv) prepayment fees and (v) any and all other administrative fees or similar charges allowed by Applicable Law with respect to any Receivable.

“Target Overcollateralization Amount” means, with respect to any Payment Date, $6,600,000 (which is approximately 1.50% of the Cutoff Date Pool Balance).

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel (which counsel shall not be an employee of the Issuer or an Affiliate of the Issuer) to the effect that, for federal and, unless waived by the applicable recipient in writing, State and local income, single business and franchise tax purposes, (i) such action will not adversely affect the tax characterization of any outstanding Notes that are characterized as debt, (ii) such action will not cause the Issuer to be deemed to be an association (or publicly-traded partnership) taxable as a corporation, (iii) such action will not cause the Issuer to be treated as other than a “grantor trust” within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code and (iv) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder.

“Test Fail” has the meaning stated in the Asset Representations Review Agreement.

“Third Allocation of Principal” means, for any Payment Date and the related Collection Period, an amount not less than zero equal to the excess, if any, of (i) the aggregate Note Balance of all Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date or, with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal and Second Allocation of Principal for the current Payment Date over (ii) the Pool Balance as of the last day of such Collection Period; provided, however, that the Third Allocation of Principal on and after the Final Scheduled Payment Date for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes or the Class C Notes will not be less than the amount that is necessary to reduce the Note Balance of each such Class, as applicable, to zero (after the application of the First Allocation of Principal and Second Allocation of Principal).

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary Treasury Regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Transition Costs” means the reasonable costs and expenses (including reasonable attorneys’ fees but excluding overhead) incurred or payable by the Successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise), including allowable compensation of employees and overhead costs incurred or payable in connection with the transfer of the Receivable Files or any amendment to the Sale and Servicing Agreement required in connection with the transfer of servicing.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

“Trust Accounts” means the Collection Account, the Principal Distribution Account and the Reserve Account.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of March 1, 2016, between the Depositor and the Owner Trustee.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee, including all proceeds thereof (i.e., the Collateral).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specified in the Indenture.

“Trust Property” means, as of any date, the Receivables and other Depositor Conveyed Assets sold, transferred, assigned and conveyed to the Issuer pursuant to Section 2.01 of the Sale and Servicing Agreement.

“Trustee” means either the Indenture Trustee or the Owner Trustee, as indicated by the context.

“UCC” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Underwriters” means Credit Suisse Securites (USA) LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as underwriters with respect to the Notes under the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated March 9, 2016, among the Underwriters, CRB and the Depositor, relating to the purchase of the Notes.

“United States” or “U.S.” means the United States of America.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

“United States Person” means a “United States person”, as such term is defined in Section 7701(a)(30) of the Code.

“Vice President” of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title “Vice President”, who is a duly elected officer of such Person.

“Wilmington Trust” means Wilmington Trust, National Association, a national banking association.